Exhibit 2.2

AMENDED AND RESTATED

OPERATING AGREEMENT

OF

FUNDRISE GROWTH eREIT 2019, LLC

Dated as of [____________]

This AMENDED AND RESTATED OPERATING AGREEMENT OF FUNDRISE GROWTH eREIT 2019, LLC is dated as of [__________]. Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in Section 1.1 or Section 13.1.

WHEREAS, the Company was originally formed as Fundrise Growth eREIT 2019, LLC under the Delaware Act pursuant to that certain Certificate of Formation of Limited Liability Company filed with the Secretary of State of the State of Delaware on February 1, 2019 (the “Certificate of Formation”);

WHEREAS, the Manager has authorized and approved an amendment and restatement of the Operating Agreement on the terms set forth herein.

NOW THEREFORE, the Operating Agreement of the Company is hereby amended and restated to read in its entirety as follows:

Article I

DEFINITIONS

Section 1.1.          Definitions. Certain terms used in Article XIII of this Agreement are defined in that Article. In addition, the following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

“Additional Member” means a Person admitted as a Member of the Company as a result of an issuance of Shares to such Person by the Company.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person in question. As used herein, the term “Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Agreement” means this Amended and Restated Operating Agreement of Fundrise Growth eREIT 2019, LLC, as it may be amended, modified, supplemented or restated from time to time.

“Business Day” means Monday through Friday of each week, except that a legal holiday recognized as such by the government of the United States of America or the District of Columbia shall not be regarded as a Business Day.

“Capital Contribution” means with respect to any Member, the amount of cash and the initial gross fair market value (as determined by the Manager in its good faith discretion) of any other property contributed or deemed contributed to the capital of the Company by or on behalf of such Member, reduced by the amount of any liability assumed by the Company relating to such property and any liability to which such property is subject.

 “Certificate” means a certificate in such form as may be adopted by the Manager and issued by the Company, evidencing ownership of one or more Shares.

 “Certificate of Formation” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware as referenced in Section 2.9, as such Certificate of Formation may be amended, supplemented or restated from time to time.

 “Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of any successor law.

 “Commission” means the United States Securities and Exchange Commission.

 “Common Shares” means any Shares of the Company that are not Preferred Shares.

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 “Company” means Fundrise Growth eREIT 2019, LLC, a Delaware limited liability company, and any successors thereto.

 “Conflict of Interest” means:

(i)          any matter that the Manager believes may involve a conflict of interest that is not otherwise addressed by the Company’s conflicts of interest policy; or

(ii)         any transaction that is deemed to be a Principal Transaction.

 “Delaware Act” means the Delaware Limited Liability Company Act, 6 Del. C. Section 18-101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

 “DGCL” means the Delaware General Corporation Law, 8 Del. C. Section 101, et seq., as amended, supplemented or restated from time to time, and any successor to such statute.

 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor thereto.

 “ERISA Member” means each Member any of the assets of which are subject to Title I of ERISA and/or Code Section 4975 or any regulations promulgated thereunder.

 “Exchange Act” means the Securities Exchange Act of 1934, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

 “Expenses and Liabilities” has the meaning assigned to such term in Section 5.4(a).

 “Fee Waiver Period” has the meaning assigned to such term in Section 4.9.

“Fundrise Platform” means the online investment platform located at www.fundrise.com, which is owned and operated by Fundrise, LLC, an affiliate of the Sponsor.

“Governmental Entity” means any court, administrative agency, regulatory body, commission or other governmental authority, board, bureau or instrumentality, domestic or foreign and any subdivision thereof.

“Indemnified Person” means:

(a)          any Person who is or was an officer of the Company, if any;

(b)          the Manager, together with its officers, directors, members and managers;

(c)          the Sponsor, together with its officers, directors, shareholders and Affiliates;

(d)          any Person who is or was serving at the request of the Company as an officer, director, member, manager, partner, tax matters partner, fiduciary or trustee of another Person (including any Subsidiary); provided, that a Person shall not be an Indemnified Person by reason of providing, on a fee-for-services basis, trustee, fiduciary or custodial services; and

(e)          any Person the Manager designates as an “Indemnified Person” for purposes of this Agreement.

“Independent Representative” means an independent representative appointed by the Manager to review and approve certain transactions involving a Conflict of Interest in order to protect the interests of the Company and the Members.

“Initial Member” means Rise Companies Corp., a Delaware corporation.

“Investment Company Act” means the Investment Company Act of 1940, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

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“Liquidator” means one or more Persons selected by the Manager to perform the functions described in Section 8.2 as liquidating trustee of the Company, as applicable, within the meaning of the Delaware Act.

“Manager” means Fundrise Advisors, LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Sponsor.

“Market Price” means, with respect to the Common Shares on a particular date, $10.00 per Common Share until December 31, 2019. Thereafter, the Market Price will be adjusted every semi-annual period, or such other period as determined by the Manager in its sole discretion, but no less frequently than annually, and, as of January 1st and July 1st of each year (or as soon as commercially reasonable and announced by us thereafter), will equal the greater of:

(i)          $10.00 per share; or

(ii)         the sum of our net asset value, or NAV, divided by the number of our common shares outstanding as of the end of the prior semi-annual period, as determined in accordance with Section 5.12 and disclosed by the Company in either a pricing supplement filed by the Company with the Commission or on the Company’s website (NAV per share).

“Member” means each member of the Company, including, unless the context otherwise requires, the Initial Member, each Substitute Member and each Additional Member.

“Merger Agreement” has the meaning assigned to such term in Section 10.1.

“NAV” has the meaning assigned to such term in Section 5.12.

“Offering” has the meaning assigned to such term in Section 5.1(b).

“Offering Document” means, with respect to any class or series of Shares, the prospectus, offering circular, offering memorandum, private placement memorandum or other offering document related to the initial offering of such Shares, approved by the Manager, including any Offering Statement.

“Offering Statement” means the offering statement on Form 1-A (File No. [_________]) filed by the Company with the Commission on [_________], and the offering circular filed pursuant to Rule 253(g)(2) of the Securities Act on [_________], pursuant to which the Company has qualified for sale a maximum of $50,000,000 of its Common Shares under Regulation A of the Securities Act, as such offering statement may be amended or supplemented from time to time, or such other offering statements that the Company may qualify or register under the Securities Act from time to time.

“Operating Agreement” has the meaning set forth in the recitals to this Agreement.

“Opinion of Counsel” means a written opinion of counsel (who may be regular counsel to the Company or any of its Affiliates) acceptable to the Manager.

“Outstanding” means, with respect to Shares, all Shares that are issued by the Company and reflected as Outstanding on the Company’s books and records as of the date of determination and, for purposes of Article XIII, that are treated as outstanding for U.S. federal income tax purposes.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, Governmental Entity or other entity; provided, however, that, solely for purposes of Article XIII, the term “Person” shall have the meaning specified in Section 13.1.

“Plan of Conversion” has the meaning assigned to such term in Section 10.1.

“Plan Member” means each Member any of the assets of which are subject to any Plan Governing Law.

“Plan Governing Law” means any of:

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(a)          Title I of ERISA;

(b)          Code Section 4975; or

(c)          the provisions of any state, local, non-U.S. or other federal law or regulations applicable to an “employee benefit plan,” as defined in Section 3(3) of ERISA, that is not subject to Title I of ERISA (including non-U.S. employee benefit plans and government plans) that are similar to the provisions contained in Title I of ERISA and/or Code Section 4975, but only if the provisions of any such other law or regulation could reasonably be construed to provide that all or a portion of the assets of the Company could be deemed to constitute the assets of such employee benefit plan under such law or regulation by reason of the (direct or indirect) investment by such employee benefit plan in the Company.

“Preferred Shares” means a class of Shares of the Company that entitles the Record Holders thereof to a preference or priority over the Record Holders of any other class of Shares of the Company in:

(i)          the right to share profits or losses or items thereof;

(ii)         the right to share in distributions; or

(iii)        rights upon termination or liquidation of the Company (including in connection with the dissolution or liquidation of the Company).

“Preferred Shares” shall not include Common Shares.

“Principal Transaction” means any transaction between the Sponsor, the Manager or any of their respective Affiliates, on the one hand, and the Company or one of its Subsidiaries, on the other hand.

“Record Date” means the date established by the Manager, in its discretion, for determining:

(a)          the identity of the Record Holders entitled to notice of, or to vote at, any meeting of Members or entitled to exercise rights in respect of any lawful action of Members; or

(b)          the identity of Record Holders entitled to receive any report or distribution or to participate in any offer.

“Record Holder” or “holder” means with respect to any Shares, the Person in whose name such Shares are registered on the books of the Company (or on the books of any Transfer Agent, if applicable) as of the opening of business on a particular Business Day.

“Redemption Plan” has the meaning assigned to such term in Section 4.6.

“REIT” means a real estate investment trust within the meaning of Sections 856 through 860 of the Code.

“Roll-Up Transaction” has the meaning assigned to such term in Section 10.6(a).

“Securities Act” means the Securities Act of 1933, as amended, supplemented or restated from time to time and any successor to such statute, and the rules and regulations promulgated thereunder.

“Share” means a share of the Company issued by the Company that evidences a Member’s rights, powers and duties with respect to the Company pursuant to this Agreement and the Delaware Act. Shares may be Common Shares or Preferred Shares, and may be issued in different classes or series.

“Share Designation” has the meaning assigned to such term in Section 3.2(b).

“Sponsor” means Rise Companies Corp., a Delaware corporation.

“Subsidiary” means, with respect to any Person or the Company, as of any date of determination, any other Person as to which such Person or the Company owns or otherwise controls, directly or indirectly, more than 50% of the voting shares or other similar interests or a sole general partner interest or managing member or similar interest of such Person.

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“Substitute Member” means a Person who is admitted as a Member of the Company as a result of a transfer of Shares to such Person.

“Surviving Business Entity” has the meaning assigned to such term in Section 10.2(a)(ii).

“transfer” means, with respect to a Share, a transaction by which the Record Holder of a Share assigns such Share to another Person who is or becomes a Member, and includes a sale, assignment, gift, exchange or any other disposition by law or otherwise, including any transfer upon foreclosure of any pledge, encumbrance, hypothecation or mortgage; provided, however, that, solely for purposes of Article XIII, the term “Transfer” shall have the meaning specified in Section 13.1.

“Transfer Agent” means, with respect to any class of Shares, such bank, trust company or other Person (including the Company or one of its Affiliates) as shall be appointed from time to time by the Company to act as registrar and transfer agent for such class of Shares; provided that if no Transfer Agent is specifically designated for such class of Shares, the Company shall act in such capacity.

“U.S. GAAP” means United States generally accepted accounting principles consistently applied.

Section 1.2.          Construction. Unless the context requires otherwise:

(a)          any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa;

(b)          references to Articles and Sections refer to Articles and Sections of this Agreement; and

(c)          the term “include” or “includes” means includes, without limitation, and “including” means including, without limitation.

Article II

ORGANIZATION

Section 2.1.          Formation. The Company has been formed as a limited liability company pursuant to the provisions of the Delaware Act.

Except as expressly provided to the contrary in this Agreement, the rights, duties, liabilities and obligations of the Members and the administration, dissolution and termination of the Company shall be governed by the Delaware Act. All Shares shall constitute personal property of the owner thereof for all purposes and a Member has no interest in specific Company property.

Section 2.2.          Name. The name of the Company shall be “Fundrise Growth eREIT 2019, LLC”. The words “Limited Liability Company”, “LLC”, or similar words or letters shall be included in the Company’s name where necessary for the purpose of complying with the laws of any jurisdiction that so requires. The business of the Company may be conducted under any other name or names, as determined by the Manager. The Manager may change the name of the Company at any time and from time to time and shall notify the Members of such change in the next regular communication to the Members.

Section 2.3.          Registered Office; Registered Agent; Principal Office; Other Offices. Unless and until changed by the Manager, the address of the registered office of the Company in the State of Delaware is 1521 Concord Pike #301, City of Wilmington, County of Newcastle, 19803, and the name of its registered agent at such address is United States Corporation Agents, Inc. The principal office of the Company shall be located at 1601 Connecticut Avenue, NW, Suite 300, Washington, D.C. 20009 or such other place as the Manager may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Manager determines to be necessary or appropriate.

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Section 2.4.          Purposes. The purposes of the Company shall be to:

(a)          promote, conduct or engage in, directly or indirectly, any business, purpose or activity that lawfully may be conducted by a limited liability company organized pursuant to the Delaware Act;

(b)          acquire, hold and dispose of interests in any corporation, partnership, joint venture, limited liability company, trust or other entity and, in connection therewith, to exercise all of the rights and powers conferred upon the Company with respect to its interests therein; and

(c)          conduct any and all activities related or incidental to the foregoing purposes.

Section 2.5.          Qualification in Other Jurisdictions. The Manager may cause the Company to be qualified or registered in any jurisdiction in which the Company transacts business and shall be authorized to execute, deliver and file any certificates and documents necessary to effect such qualification or registration.

Section 2.6.          Powers. The Company shall be empowered to do any and all acts and things necessary and appropriate for the furtherance and accomplishment of the purposes described in Section 2.4.

Section 2.7.          Power of Attorney. Each Member hereby constitutes and appoints the Manager and, if a Liquidator shall have been selected pursuant to Section 8.2, the Liquidator (and any successor to the Liquidator by merger, transfer, assignment, election or otherwise) and each of their authorized officers and attorneys-in-fact, as the case may be, with full power of substitution, as his true and lawful agent and attorney-in-fact, with full power and authority in his name, place and stead, to:

(a)          execute, swear to, acknowledge, deliver, file and record in the appropriate public offices:

(i)          all certificates, documents and other instruments (including this Agreement and the Certificate of Formation and all amendments or restatements hereof or thereof) that the Manager (or the Liquidator) determines to be necessary or appropriate to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property;

(ii)         all certificates, documents and other instruments that the Manager or the Liquidator determines to be necessary or appropriate to reflect, in accordance with its terms, any amendment, change, modification or restatement of this Agreement;

(iii)        all certificates, documents and other instruments (including conveyances and a certificate of cancellation) that the Manager (or the Liquidator) determines to be necessary or appropriate to reflect the dissolution, liquidation and/or termination of the Company pursuant to the terms of this Agreement;

(iv)        all certificates, documents and other instruments relating to the admission, withdrawal, removal or substitution of any Member pursuant to, or in connection with other events described in, Section 10.6 or Article III, Article IV or Article VIII;

(v)         all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges of any class of Shares issued pursuant to Section 3.2; and

(vi)        all certificates, documents and other instruments (including agreements and a certificate of merger) relating to a merger, consolidation or conversion of the Company pursuant to Article X.

(b)          execute, swear to, acknowledge, deliver, file and record all ballots, consents, approvals, waivers, certificates, documents and other instruments that the Manager (or the Liquidator) determines to be necessary or appropriate to:

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(i)          make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement; or

(ii)         effectuate the terms or intent of this Agreement;

provided, that when required by Section 9.2 or any other provision of this Agreement that establishes a percentage of the Members or of the Members of any class or series, if any, required to take any action, the Manager (or the Liquidator) may exercise the power of attorney made in this Section 2.7(b) only after the necessary vote, consent, approval, agreement or other action of the Members or of the Members of such class or series, as applicable.

Nothing contained in this Section 2.7 shall be construed as authorizing the Manager (or the Liquidator) to amend, change or modify this Agreement except in accordance with Article IX or as may be otherwise expressly provided for in this Agreement.

The foregoing power of attorney is hereby declared to be irrevocable and a power coupled with an interest, and it shall survive and, to the maximum extent permitted by law, not be affected by the subsequent death, incompetency, disability, incapacity, dissolution, bankruptcy or termination of any Member and the transfer of all or any portion of such Member’s Shares and shall extend to such Member’s heirs, successors, assigns and personal representatives. Each such Member hereby agrees to be bound by any representation made by the Manager (or the Liquidator) acting in good faith pursuant to such power of attorney; and each such Member, to the maximum extent permitted by law, hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Manager (or the Liquidator) taken in good faith under such power of attorney in accordance with this Section 2.7. Each Member shall execute and deliver to the Manager (or the Liquidator) within 15 days after receipt of the request therefor, such further designation, powers of attorney and other instruments as the Manager (or the Liquidator) determines to be necessary or appropriate to effectuate this Agreement and the purposes of the Company.

Section 2.8.          Term. The term of the Company commenced on the day on which the Certificate of Formation was filed with the Secretary of State of the State of Delaware pursuant to the provisions of the Delaware Act. The term of the Company shall be perpetual, unless and until it is dissolved or terminated in accordance with the provisions of Article VIII. The existence of the Company as a separate legal entity shall continue until the cancellation of the Certificate of Formation as provided in the Delaware Act.

Section 2.9.          Certificate of Formation. The Certificate of Formation has been filed with the Secretary of State of the State of Delaware as required by the Delaware Act, such filing being hereby confirmed, ratified and approved in all respects. The Manager shall use all reasonable efforts to cause to be filed such other certificates or documents that it determines to be necessary or appropriate for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware or any other state in which the Company may elect to do business or own property. To the extent that the Manager determines such action to be necessary or appropriate, the Manager shall direct the appropriate officers to file amendments to and restatements of the Certificate of Formation and do all things to maintain the Company as a limited liability company under the laws of the State of Delaware or of any other state in which the Company may elect to do business or own property, and any such officer so directed shall be an “authorized person” of the Company within the meaning of the Delaware Act for purposes of filing any such certificate with the Secretary of State of the State of Delaware. The Company shall not be required, before or after filing, to deliver or mail a copy of the Certificate of Formation, any qualification document or any amendment thereto to any Member.

Article III

MEMBERS AND SHARES

Section 3.1.          Members.

(a)          A Person shall be admitted as a Member and shall become bound by the terms of this Agreement if such Person purchases or otherwise lawfully acquires any Share and becomes the Record Holder of such Share in accordance with the provisions of Article III, Article IV and Article XIII hereof. A Person may become a Record Holder without the consent or approval of any of the Members. A Person may not become a Member without acquiring a Share.

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(b)         The name and mailing address of each Member shall be listed on the books and records of the Company maintained for such purpose by the Company (or the Transfer Agent, if any). The Manager shall update the books and records of the Company from time to time as necessary to reflect accurately the information therein (or shall cause the Transfer Agent to do so, as applicable).

(c)         Except as otherwise provided in the Delaware Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Members shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member.

(d)          Unless otherwise provided herein (including, without limitation, in connection with any redemption or repurchase pursuant to Article IV or enforcement of the transfer and ownership restrictions contained in Article XIII), Members may not be expelled from or removed as Members of the Company. Except in connection with any Redemption Plan established pursuant to Section 4.6, Members shall not have any right to resign from the Company; provided, that when a transferee of a Member’s Shares becomes a Record Holder of such Shares, such transferring Member shall cease to be a Member of the Company with respect to the Shares so transferred.

(e)          Except to the extent expressly provided in this Agreement (including any Share Designation):

(i)          no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent, if any, that distributions made pursuant to this Agreement or upon dissolution or termination of the Company may be considered as such by law and then only to the extent provided for in this Agreement;

(ii)         no Member holding any class or series, if any, of any Shares of the Company shall have priority over any other Member holding the same class or series of Shares either as to the return of Capital Contributions or as to distributions;

(iii)        no interest shall be paid by the Company on Capital Contributions; and

(iv)        no Member, in its capacity as such, shall participate in the operation or management of the business of the Company, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company by reason of being a Member.

(f)          Except as may be otherwise agreed between the Company, on the one hand, and a Member, on the other hand, any Member shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities in direct competition with the Company. Neither the Company nor any of the other Members shall have any rights by virtue of this Agreement in any such business interests or activities of any Member.

(g)          For the avoidance of doubt, the Manager is not a Member of the Company by virtue of its position as “Manager” of the Company. The Manager will generally not be entitled to vote on matters submitted to the Members, and will not have any distribution, redemption, conversion or liquidation rights by virtue of its status as Manager.

Section 3.2.          Authorization to Issue Shares.

(a)          The Company may issue Shares, and options, rights, warrants and appreciation rights relating to Shares, for any Company purpose at any time and from time to time to such Persons for such consideration (which may be cash, property, services or any other lawful consideration) or for no consideration and on such terms and conditions as the Manager shall determine, all without the approval of any Members, notwithstanding any provision of Section 9.1 or Section 9.2. Notwithstanding the foregoing, the share price for each Common Share being offered pursuant to any Offering Statement shall equal the Market Price. Each Share shall have the rights and be governed by the provisions set forth in this Agreement and, with respect to additional Shares of the Company that may be issued by the Company in one or more classes or series, with such designations, preferences, rights, powers and duties (which may be junior to, equivalent to, or senior or superior to, any existing classes or series of Shares of the Company), as shall be fixed by the Manager and reflected in a written action or actions approved by the Manager in compliance with Section 5.1 (each, a “Share Designation”). Except to the extent expressly provided in this Agreement (including any Share Designation), no Shares shall entitle any Member to any preemptive, preferential or similar rights with respect to the issuance of Shares.

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(b)          A Share Designation (or any resolution of the Manager amending any Share Designation) shall be effective when a duly executed original of the same is delivered to the Manager for inclusion among the permanent records of the Company, and shall be annexed to, and constitute part of, this Agreement. Unless otherwise provided in the applicable Share Designation, the Manager may at any time increase or decrease the amount of Shares of any class or series, but not below the number of Shares of such class or series then Outstanding.

(c)          Unless otherwise provided in the applicable Share Designation, if any, the Company is authorized to issue an unlimited number of Common Shares and an unlimited number of Preferred Shares. All Shares issued pursuant to, and in accordance with the requirements of, this Article III shall be validly issued Shares in the Company, except to the extent otherwise provided in the Delaware Act or this Agreement (including any Share Designation).

(d)          The Manager may, without the consent or approval of any Members, amend this Agreement and make any filings under the Delaware Act or otherwise to the extent the Manager determines that it is necessary or desirable in order to effectuate any issuance of Shares pursuant to this Article III, including, without limitation, an amendment of Section 3.2(c).

(e)          As of the date of this Agreement, all Shares have been designated as Common Shares. As of the date of this Agreement, the Initial Member holds an aggregate of 500 Common Shares. In addition, an affiliate of the Sponsor has committed to purchase an aggregate of 9,500 Common Shares of the Company at $10.00 per share in a private placement on a date no later than the date on which the Company raises and accepts at least $1,000,000 in the Initial Offering.

Section 3.3.          Certificates.

(a)          Upon the issuance of Shares by the Company to any Person, the Company may, but shall not be obligated to, issue one or more Certificates in the name of such Person evidencing the number of such Shares being so issued. Certificates shall be executed on behalf of the Company by the Manager. No Certificate representing Shares shall be valid for any purpose until it has been countersigned by the Transfer Agent, if any. Any or all of the signatures required on the Certificate may be by facsimile or other electronic communication. If the Manager or Transfer Agent who shall have signed or whose facsimile or other electronic signature shall have been placed upon any such Certificate shall have ceased to be the Manager or Transfer Agent before such Certificate is issued by the Company, such Certificate may nevertheless be issued by the Company with the same effect as if such Person were the Manager or Transfer Agent at the date of issue. Certificates for each class of Shares shall be consecutively numbered and shall be entered on the books and records of the Company as they are issued and shall exhibit the holder’s name and number and type of Shares.

(b)          If any mutilated Certificate is surrendered to the Transfer Agent, if any, or to the Company, the Manager on behalf of the Company shall execute, and the Transfer Agent, if any, shall countersign and deliver in exchange therefor, a new Certificate evidencing the same number and class or series of Shares as the Certificate so surrendered. The Manager on behalf of the Company shall execute, and the Transfer Agent shall countersign and deliver, a new Certificate in place of any Certificate previously issued if the Record Holder of the Certificate:

(i)          makes proof by affidavit, in form and substance satisfactory to the Company, that a previously issued Certificate has been lost, destroyed or stolen;

(ii)         requests the issuance of a new Certificate before the Company has notice that the Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(iii)        if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with surety or sureties and with fixed or open penalty as the Company may direct to indemnify the Company and the Transfer Agent against any claim that may be made on account of the alleged loss, destruction or theft of the Certificate; and

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(iv)        satisfies any other reasonable requirements imposed by the Company. If a Member fails to notify the Company within a reasonable time after he or she has notice of the loss, destruction or theft of a Certificate, and a transfer of the Shares represented by the Certificate is registered before the Company or the Transfer Agent receives such notification, the Member shall be precluded from making any claim against the Company or the Transfer Agent for such transfer or for a new Certificate.

As a condition to the issuance of any new Certificate under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Transfer Agent) reasonably connected therewith.

Section 3.4.          Record Holders. The Company shall be entitled to recognize the Record Holder as the owner of a Share and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share on the part of any other Person, regardless of whether the Company shall have actual or other notice thereof, except as otherwise provided by law or any applicable rule, regulation or guideline. Without limiting the foregoing, when a Person (such as a broker, dealer, bank, trust company or clearing corporation or an agent of any of the foregoing) is acting as nominee, agent or in some other representative capacity for another Person in acquiring and/or holding Shares, as between the Company on the one hand, and such other Persons on the other, such representative Person shall be the Record Holder of such Shares.

Section 3.5.          Registration and Transfer of Shares. Subject to the restrictions on transfer and ownership limitations contained below and in Article XIII hereof:

(a)          The Company shall keep or cause to be kept on behalf of the Company a register that will provide for the registration and transfer of Shares. Unless otherwise provided in any Share Designation, a Transfer Agent may, in the discretion of the Manager or as otherwise required by the Exchange Act, be appointed registrar and transfer agent for the purpose of registering Common Shares and transfers of such Common Shares as herein provided. Upon surrender of a Certificate for registration of transfer of any Shares evidenced by a Certificate, the Manager shall execute and deliver, and in the case of Common Shares, the Transfer Agent, if any, shall countersign and deliver, in the name of the holder or the designated transferee or transferees, as required pursuant to the Record Holder’s instructions, one or more new Certificates evidencing the same aggregate number and type of Shares as were evidenced by the Certificate so surrendered; provided, that a transferor shall provide the address, facsimile number and email address for each such transferee as contemplated by Section 12.1.

(b)          The Company shall not recognize any transfer of Shares until the Certificates evidencing such Shares, if any, are surrendered for registration of transfer. No charge shall be imposed by the Company for such transfer; provided, that as a condition to the issuance of any new Certificate, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed with respect thereto.

(c)          In the event that the Shares are not evidenced by a Certificate, the Company shall not recognize any transfer of shares until it has received written documentation that the Manager, in its sole discretion, determines is sufficient to evidence the transfer of such Shares.

(d)          By acceptance of the transfer of any Share, each transferee of a Share (including any nominee holder or an agent or representative acquiring such Shares for the account of another Person):

(i)          shall be admitted to the Company as a Substitute Member with respect to the Shares so transferred to such transferee when any such transfer or admission is reflected in the books and records of the Company;

(ii)          shall be deemed to agree to be bound by the terms of this Agreement;

(iii)        shall become the Record Holder of the Shares so transferred;

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(iv)        grants powers of attorney to the Manager and any Liquidator of the Company, as specified herein; and

(v)         makes the consents and waivers contained in this Agreement. The transfer of any Shares and the admission of any new Member shall not constitute an amendment to this Agreement;

(e)          Notwithstanding the foregoing, so long as:

(i)          Fundrise Advisors, LLC, or one of its Affiliates, remains the Manager of the Company; and

(ii)         access to the Fundrise Platform and the ability to open accounts thereon is reasonably available to potential transferees, no transfer of Shares shall be valid unless the transferee has established an account on the Fundrise Platform.

Section 3.6.          Splits and Combinations.

(a)          Subject to Section 3.2 and Article IV, and unless otherwise provided in any Share Designation, the Company may make a pro rata distribution of Shares of any class or series of Shares to all Record Holders of such class or series of Shares, or may effect a subdivision or combination of Shares of any class or series of Shares, in each case, on an equal per-Share basis and so long as, after any such event, any amounts calculated on a per-Share basis or stated as a number of Shares are proportionately adjusted.

(b)          Whenever such a distribution, subdivision or combination of Shares is declared, the Manager shall select a Record Date as of which the distribution, subdivision or combination shall be effective and shall send notice thereof at least 20 days prior to such Record Date to each Record Holder as of a date not less than 10 days prior to the date of such notice. The Manager also may cause a firm of independent public accountants selected by it to calculate the number of Shares to be held by each Record Holder after giving effect to such distribution, subdivision or combination. The Manager shall be entitled to rely on any certificate provided by such firm as conclusive evidence of the accuracy of such calculation.

(c)          Promptly following any such distribution, subdivision or combination, the Company may issue Certificates to the Record Holders of Shares as of the applicable Record Date representing the new number of Shares held by such Record Holders, or the Manager may adopt such other procedures that it determines to be necessary or appropriate to reflect such changes. If any such combination results in a smaller total number of Shares Outstanding, the Company shall require, as a condition to the delivery to a Record Holder of such new Certificate, the surrender of any Certificate held by such Record Holder immediately prior to such Record Date.

Section 3.7.          ERISA. The Manager intends to limit the equity participation by “benefit plan investors” (as defined in Section 3(42) of ERISA) in the Company so that it is less than twenty-five percent (25%) of each class of equity interest in the Company (determined in accordance with the Plan Assets Regulation, including disregarding any holdings of Sponsor Affiliates, to the extent so required).

Section 3.8.          Agreements. The rights of all Members and the terms of all Shares are subject to the provisions of this Agreement (including any Share Designation).

Article IV

DISTRIBUTIONS AND REDEMPTIONS

Section 4.1.          Distributions to Record Holders.

(a)          Subject to the applicable provisions of the Delaware Act and except as otherwise provided herein, the Manager may, in its sole discretion, at any time and from time to time, declare, make and pay distributions of cash or other assets of the Company to the Members.  Subject to the terms of any Share Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Shares of the Company) and of Article XIII, distributions shall be paid to the holders of Common Shares on an equal per-Share basis as of the Record Date selected by the Manager.  Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not be required to make a distribution to any Member on account of its interest in the Company if such distribution would violate the Delaware Act or other applicable law.

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(b)          Notwithstanding Section 4.1(a), in the event of the termination and liquidation of the Company, all distributions shall be made in accordance with, and subject to the terms and conditions of, Section 8.3(a).

(c)          Each distribution in respect of any Shares of the Company shall be paid by the Company, directly or through its Transfer Agent, if any, or through any other Person or agent, only to the Record Holder of such Shares as of the Record Date set for such distribution. Such payment shall constitute full payment and satisfaction of the Company’s liability in respect of such payment, regardless of any claim of any Person who may have an interest in such payment by reason of an assignment or otherwise.

Section 4.2.          Distributions in Kind. Subject to the terms of any Share Designation or to the preferential rights, if any, of holders of any other class of Shares, the Company may declare and pay distributions to holders of Shares that consist of:

(1)         Common Shares; and/or

(2)         other securities or assets held by the Company or any of its subsidiaries.

Section 4.3.          Valuations of In-Kind Distributions. In the case of distributions of Common Shares, the value of the Common Shares included in such distribution will be calculated based on the Market Price per Share at the time of the distribution payment date. In the case of distributions of other securities of the Company, the value of such securities included in such distribution will be determined by the Manager in good faith.

Section 4.4.          Redemption in Connection with ERISA. Notwithstanding any provision contained herein to the contrary, upon demand by the Manager, the Company shall redeem any or all of the Shares held by any Plan Member if either the Plan Member or the Manager shall obtain an Opinion of Counsel to the effect that it is more likely than not that all or any portion of the assets of the Company constitute “plan assets” of the Plan Member for the purposes of the applicable Plan Governing Law to substantially the same extent as if owned directly by the Plan Member. Such partial or whole redemption shall be effective ninety (90) days after the delivery of such Opinion of Counsel, unless the Manager shall have selected an earlier effective date. Each Plan Member shall only be redeemed by the Company pursuant to this Section 4.4 to the extent necessary in order to avoid the assets of the Company constituting assets of the Plan Member for the purposes of the applicable Plan Governing Law and the Manager shall cause any such redemption to be made among all Plan Members with respect to which the basis for redemption is applicable in a manner determined by the Manager in its sole discretion. The redemption price for any Shares redeemed pursuant to this Section 4.4 will be the Market Price per Share.

Section 4.5.          Personal Conduct Repurchase Right.

(a)          In the event that a Member fails to conform its personal conduct to common and accepted standards of good citizenship or conducts itself in a way that reflects poorly upon the Company, as determined by the Manager in its sole, but good faith, discretion, the Manager may elect, at its sole discretion, to cause the Company to repurchase all, but not less than all, of the Shares held by such Member.

(b)          In the event that the Manager elects to cause the Company to repurchase any Shares pursuant to this Section 4.5, the Company shall, within fifteen (15) business days of the Manager’s election, send written notice to the applicable Member stating that the Company is exercising its right to repurchase such Shares pursuant to Section 4.5 of this Agreement.

(c)          In connection with any repurchase by the Company of Common Shares pursuant to this Section 4.5, the purchase price paid to the applicable Member shall be equal to the Market Price per Share. Any purchase price paid pursuant to this Section 4.5 shall be delivered to the applicable Member within 15 business days after the notice specified in Section 4.5(b) above is delivered to such Member. Any Common Shares repurchased pursuant to this Section 4.5 will cease to accrue distributions or have voting rights and will not be treated as outstanding, and the applicable Member will cease to be a member of the Company, as of the date that the purchase price is delivered to the applicable Member.

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Section 4.6.          Redemption Plan. The Manager may, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, cause the Company to establish a redemption plan (a “Redemption Plan”), pursuant to which a Member may request that the Company redeem all or any portion of their Shares, subject to the terms, conditions and restrictions of the Redemption Plan. In its sole discretion and to the fullest extent permitted by applicable laws and regulations, the Manager may set the terms, conditions and restrictions of any Redemption Plan and may amend, suspend, or terminate any such Redemption Plan at any time for any reason. The Manager may also, in its sole discretion and to the fullest extent permitted by applicable laws and regulations, decline any particular redemption request made pursuant to a Redemption Plan if the Manager believes such action is necessary to preserve the Company’s status as a REIT.

Section 4.7.          Payment of Taxes. If any person exchanging a certificate representing Common Shares wants the Company to issue a certificate in a different name than the registered name on the old certificate, or if any person wants the Company to change the name of the Record Holder for a Share or Shares, that person must pay any transfer or other taxes required by reason of the issuance of the certificate in another name, or by reason of the change to the Company register, or establish, to the satisfaction of the Company or its agent, that the tax has been paid or is not applicable.

Section 4.8.          Absence of Certain Other Rights. Other than pursuant to Section 4.6 or to the terms of any Share Designation, holders of Common Shares shall have no conversion, exchange, sinking fund, redemption or appraisal rights, no pre-emptive rights to subscribe for any securities of the Company and no preferential rights to distributions.

Section 4.9.          Fee Waiver Support. Substantially concurrently with the execution of this Agreement, the Manager shall enter into that certain Fee Waiver Support Agreement that provides that, subject to the terms and conditions contained therein and for a period until December 31, 2019 (the “Fee Waiver Period”), the Manager shall waive its asset management fee during the Fee Waiver Period. Following the conclusion of the Fee Waiver Period, the Manager may, in its sole discretion, waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that is waived.

Article V

MANAGEMENT AND OPERATION OF BUSINESS

Section 5.1.          Power and Authority of the Manager. Except as otherwise expressly provided in this Agreement, the power to direct the management, operation and policies of the Company shall be vested in the Manager. The Manager shall have the power to delegate any or all of its rights and powers to manage and control the business and affairs of the Company to such officers, employees, Affiliates, agents and representatives of the Manager or the Company as it may deem appropriate. The Manager and its officers and directors shall constitute “managers” within the meaning of the Delaware Act. Except as otherwise specifically provided in this Agreement, no Member, by virtue of its status as such, shall have any management power over the business and affairs of the Company or actual or apparent authority to enter into, execute or deliver contracts on behalf of, or to otherwise bind, the Company. Except as otherwise specifically provided in this Agreement, the authority and functions of the Manager with respect to the management of the business of the Company, on the one hand, and its officers and agents, on the other hand, shall be identical to the authority and functions of the board of directors and officers, respectively, of a corporation organized under the DGCL. In addition to the powers that now or hereafter can be granted to managers under the Delaware Act and to all other powers granted under any other provision of this Agreement, the Manager shall have full power and authority to do, and to direct its officers and agents to do all things and on such terms as it determines to be necessary or appropriate to conduct the business of the Company, to exercise all powers set forth in Section 2.6 and to effectuate the purposes set forth in Section 2.4. Without in any way limiting the foregoing, the Manager shall, either directly or by engaging its officers, Affiliates, agents or third parties, perform the following duties:

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(a)          Investment Advisory, Origination and Acquisition Services. The Manager shall:

(i)          approve and oversee the Company’s overall investment strategy, which will consist of elements such as investment selection criteria, diversification strategies and asset disposition strategies;

(ii)         serve as the Company’s investment and financial manager with respect to originating, investing in and managing a diversified portfolio of commercial real estate loans, preferred equity investments in commercial real estate and other select commercial real estate investments and real estate-related assets;

(iii)        adopt and periodically review the Company’s investment guidelines;

(iv)        structure the terms and conditions of the Company’s acquisitions, sales and joint ventures;

(v)         enter into leases and service contracts for the properties and other investments;

(vi)        approve and oversee the Company’s debt financing strategies;

(vii)       approve joint ventures, limited partnerships and other such relationships with third parties;

(viii)      approve any potential liquidity transaction;

(ix)         obtain market research and economic and statistical data in connection with the Company’s investments and investment objectives and policies;

(x)          oversee and conduct due diligence processes related to prospective investments;

(xi)         prepare reports regarding prospective investments that include recommendations and supporting documentation necessary for the Manager’s investment committee to evaluate the proposed investments; and

(xii)        negotiate and execute approved investments and other transactions.

(b)          Offering Services. The Manager shall manage and supervise:

(i)          the development of any offering of Shares that is qualified or registered with the Commission (an “Offering”), including the Company’s initial Offering pursuant to Regulation A, including the determination of the specific terms of the securities to be offered by the Company, preparation of all offering and related documents, and obtaining all required regulatory approvals of such documents;

(ii)         the preparation and approval of all marketing materials to be used by the Company or others relating to an Offering;

(iii)        the negotiation and coordination of the receipt, collection, processing, and acceptance of subscription agreements, commissions, and other administrative support functions;

(iv)        the creation and implementation of various technology and electronic communications related to an Offering; and

(v)         all other services related to an Offering.

(c)          Asset Management Services. The Manager shall:

(i)          investigate, select, and, on behalf of the Company, engage and conduct business with such persons as the Manager deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, lenders, technical managers, attorneys, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, developers, construction companies and any and all persons acting in any other capacity deemed by the Manager necessary or desirable for the performance of any of the foregoing services;

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(ii)         monitor applicable markets and obtain reports (which may be prepared by the Manager or its Affiliates) where appropriate, concerning the value of the investments of the Company;

(iii)        monitor and evaluate the performance of the investments of the Company, provide daily management services to the Company and perform and supervise the various management and operational functions related to the Company’s investments;

(iv)        formulate and oversee the implementation of strategies for the administration, promotion, management, operation, maintenance, improvement, financing and refinancing, marketing, leasing and disposition of investments on an overall portfolio basis; and

(v)         coordinate and manage relationships between the Company and any joint venture partners.

(d)          Accounting and Other Administrative Services. The Manager shall:

(i)          manage and perform the various administrative functions necessary for the day-to-day operations of the Company;

(ii)         provide or arrange for administrative services, legal services, office space, office furnishings, personnel and other overhead items necessary and incidental to the Company’s business and operations;

(iii)        provide financial and operational planning services and portfolio management functions;

(iv)        maintain accounting data and any other information concerning the activities of the Company as shall be required to prepare and file all periodic financial reports and returns required to be filed with the Commission and any other regulatory agency, including annual financial statements;

(v)         maintain all appropriate books and records of the Company;

(vi)        oversee tax and compliance services and risk management services and coordinate with appropriate third parties, including independent accountants and other consultants, on related tax matters;

(vii)       make, change, and revoke such tax elections on behalf of the Company as the Manager deems appropriate, including, without limitation:

(1)         making an election be treated as a REIT or to revoke such status; and

(2)         making an election to be classified as an association taxable as a corporation for U.S. federal income tax purposes;

(viii)      supervise the performance of such ministerial and administrative functions as may be necessary in connection with the daily operations of the Company;

(ix)         provide the Company with all necessary cash management services;

(x)          manage and coordinate with the Transfer Agent (if any) the process of making distributions and payments to Members;

(xi)         evaluate and obtain adequate insurance coverage based upon risk management determinations;

(xii)        provide timely updates related to the overall regulatory environment affecting the Company, as well as managing compliance with regulatory matters;

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(xiii)       evaluate the corporate governance structure of the Company and appropriate policies and procedures related thereto; and

(xiv)      oversee all reporting, record keeping, internal controls and similar matters in a manner to allow the Company to comply with applicable law.

(e)          Shareholder Services. The Manager shall:

(i)          determine the Company’s distribution policy and authorize distributions from time to time;

(ii)         approve amounts available for redemptions of the Common Shares;

(iii)        manage communications with Members, including answering phone calls, preparing and sending written and electronic reports and other communications; and

(iv)        establish technology infrastructure to assist in providing Member support and services.

(f)          Financing Services. The Manager shall:

(i)          identify and evaluate potential financing and refinancing sources, engaging a third party broker if necessary;

(ii)         negotiate terms of, arrange and execute financing agreements;

(iii)        manage relationships between the Company and its lenders, if any; and

(iv)        monitor and oversee the service of the Company’s debt facilities and other financings, if any.

(g)          Disposition Services. The Manager shall:

(i)          evaluate and approve potential asset dispositions, sales, or liquidity transactions; and

(ii)         structure and negotiate the terms and conditions of transactions pursuant to which the assets of the Company may be sold.

Section 5.2.          Term and Removal of the Manager.

(a)          The Manager will serve as manager for an indefinite term, but the Manager may be removed by the Company, or may choose to withdraw as manager, under certain circumstances. In the event of the removal or withdrawal of the Manager, the Manager will cooperate with the Company and take all reasonable steps to assist in making an orderly transition of the management function.

(b)          The Manager may assign its rights under this Agreement in its entirety or delegate certain of its duties under this Agreement to any of its Affiliates without the approval of the Members so long as the Manager remains liable for any such Affiliate’s performance, and if such assignment or delegation does not require the Company’s approval under the Investment Company Act. The Manager may withdraw as the Company’s manager if the Company becomes required to register as an investment company under the Investment Company Act, with such withdrawal deemed to occur immediately before such event. The Manager shall determine whether any succeeding manager possesses sufficient qualifications to perform the management function.

(c)          The Members shall have the power to remove the Manager for “cause” upon the affirmative vote or consent of the holders of two-thirds (2/3) of the then issued and Outstanding Common Shares. If the Manager is removed for “cause” pursuant to this Section 5.2(c), the Members shall have the power to elect a replacement Manager upon the affirmative vote or consent of the holders of a majority of the then issued and Outstanding Common Shares. For purposes of this Section 5.2(c), “cause” is defined as:

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(i)          the Manager’s continued breach of any material provision of this Agreement following a period of 30 days after written notice thereof (or 45 days after written notice of such breach if the Manager, under certain circumstances, has taken steps to cure such breach within 30 days of the written notice);

(ii)         the commencement of any proceeding relating to the bankruptcy or insolvency of the Manager, including an order for relief in an involuntary bankruptcy case or the Manager authorizing or filing a voluntary bankruptcy petition;

(iii)        the Manager committing fraud against the Company, misappropriating or embezzling its funds, or acting, or failing to act, in a manner constituting bad faith, willful misconduct, gross negligence or reckless disregard in the performance of its duties under this Agreement; provided, however, that if any of these actions is caused by an employee, personnel and/or officer of the Manager or one of its Affiliates and the Manager (or such Affiliate) takes all necessary and appropriate action against such person and cures the damage caused by such actions within 30 days of the Manager’s actual knowledge of its commission or omission, then the Manager may not be removed; or

(iv)        the dissolution of the Manager.

Unsatisfactory financial performance of the Company does not constitute “cause” under this Agreement.

Section 5.3.          Determinations by the Manager. Except as may otherwise be required by law, the determination as to any of the following matters, made in good faith by or pursuant to the direction of the Manager consistent with this Agreement, shall be final and conclusive and shall be binding upon the Company and every holder of Shares: the amount of the net income of the Company for any period and the amount of assets at any time legally available for the payment of distributions or redemption of Shares; the amount of paid-in surplus, net assets, other surplus, annual or other cash flow, funds from operations, net profit, net assets in excess of capital, undivided profits or excess of profits over losses on sales of assets; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); any interpretation of the terms, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption of any class or series of Shares; the fair value, or any sale, bid or asked price to be applied in determining the fair value of any asset owned or held by the Company or of any Shares; the number of Shares of any class or series of the Company; any matter relating to the acquisition, holding and disposition of any assets by the Company; the evaluation of any competing interests among the Company and its Affiliates and the resolution of any such conflicts of interests; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Manager.

Section 5.4.          Exculpation, Indemnification, Advances and Insurance.

(a)          Subject to other applicable provisions of this Article V, to the fullest extent permitted by applicable law, the Indemnified Persons shall not be liable to the Company, any Subsidiary of the Company, any officer of the Company or a Subsidiary, or any Member or any holder of any equity interest in any Subsidiary of the Company, for any acts or omissions by any of the Indemnified Persons arising from the exercise of their rights or performance of their duties and obligations in connection with the Company, this Agreement or any investment made or held by the Company, including with respect to any acts or omissions made while serving at the request of the Company as an officer, director, member, partner, tax matters partner, fiduciary or trustee of another Person or any employee benefit plan. The Indemnified Persons shall be indemnified by the Company to the fullest extent permitted by law, against all expenses and liabilities (including judgments, fines, penalties, interest, amounts paid in settlement with the approval of the Company and counsel fees and disbursements on a solicitor and client basis) (collectively, “Expenses and Liabilities”) arising from the performance of any of their duties or obligations in connection with their service to the Company or this Agreement, or any investment made or held by the Company, including in connection with any civil, criminal, administrative, investigative or other action, suit or proceeding to which any such Person may hereafter be made party by reason of being or having been a manager of the Company under Delaware law, a director or officer of the Company or any Subsidiary of the Company or the Manager, or an officer, director, member, partner, tax matters partner, fiduciary or trustee of another Person or any employee benefit plan at the request of the Company. Without limitation, the foregoing indemnity shall extend to any liability of any Indemnified Person, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Manager (and its officers) are hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 5.4 in favor of any Indemnified Person having or potentially having liability for any such indebtedness. It is the intention of this Section 5.4(a) that the Company indemnify each Indemnified Person to the fullest extent permitted by law.

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(b)          The provisions of this Agreement, to the extent they restrict the duties and liabilities of an Indemnified Person otherwise existing at law or in equity, including Section 5.6, are agreed by each Member to modify such duties and liabilities of the Indemnified Person to the extent permitted by law.

(c)          Any indemnification under this Section 5.4 (unless ordered by a court) shall be made by the Company unless the Manager determines in the specific case that indemnification of the Indemnified Person is not proper in the circumstances because such person has not met the applicable standard of conduct set forth in Section 5.4(a).  Such determination shall be made in good faith by the Manager; provided that if the Manager or its Affiliates is the Indemnified Person, by a majority vote of the directors of the Sponsor who are not parties to the applicable suit, action or proceeding.  To the extent, however, that an Indemnified Person has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such Indemnified Person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such Indemnified Person in connection therewith, notwithstanding an earlier determination by the Manager that the Indemnified Person had not met the applicable standard of conduct set forth in Section 5.4(a).

(d)          Notwithstanding any contrary determination in the specific case under Section 5.4(c), and notwithstanding the absence of any determination thereunder, any Indemnified Person may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Section 5.4(a).  The basis of such indemnification by a court shall be a determination by such court that indemnification of the Indemnified Person is proper in the circumstances because such Indemnified Person has met the applicable standards of conduct set forth in Section 5.4(a).  Neither a contrary determination in the specific case under Section 5.4(c) nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the Indemnified Person seeking indemnification has not met any applicable standard of conduct.  Notice of any application for indemnification pursuant to this Section 5.4(d) shall be given to the Company promptly upon the filing of such application.  If successful, in whole or in part, the Indemnified Person seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

(e)          To the fullest extent permitted by law, expenses (including attorneys’ fees) incurred by an Indemnified Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company as authorized in this Section 5.4.

(f)          The indemnification and advancement of expenses provided by or granted pursuant to this Section 5.4 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under this Agreement, or any other agreement, determination of the Manager, vote of Members or otherwise, and shall continue as to an Indemnified Person who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnified Person unless otherwise provided in a written agreement with such Indemnified Person or in the writing pursuant to which such Indemnified Person is indemnified, it being the policy of the Company that indemnification of the persons specified in Section 5.4(a) shall be made to the fullest extent permitted by law. The provisions of this Section 5.4 shall not be deemed to preclude the indemnification of any person who is not specified in Section 5.4(a) but whom the Company has the power or obligation to indemnify under the provisions of the Delaware Act.

(g)          The Company may, but shall not be obligated to, purchase and maintain insurance on behalf of any Person entitled to indemnification under this Section 5.4 against any liability asserted against such Person and incurred by such Person in any capacity to which they are entitled to indemnification hereunder, or arising out of such Person’s status as such, whether or not the Company would have the power or the obligation to indemnify such Person against such liability under the provisions of this Section 5.4.

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(h)          The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 5.4 shall, unless otherwise provided when authorized or ratified, shall inure to the benefit of the heirs, executors and administrators of any person entitled to indemnification under this Section 5.4.

(i)          The Company may, to the extent authorized from time to time by the Manager, provide rights to indemnification and to the advancement of expenses to employees and agents of the Company and to the employees and agents of any Company Subsidiary or Affiliate similar to those conferred in this Section 5.4 to Indemnified Persons

(j)          If this Section 5.4 or any portion of this Section 5.4 shall be invalidated on any ground by a court of competent jurisdiction the Company shall nevertheless indemnify each Indemnified Person as to expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement with respect to any action, suit, proceeding or investigation, whether civil, criminal or administrative, including a grand jury proceeding or action or suit brought by or in the right of the Company, to the full extent permitted by any applicable portion of this Section 5.4 that shall not have been invalidated.

(k)          Each of the Indemnified Persons may, in the performance of his, her or its duties, consult with legal counsel and accountants, and any act or omission by such Person on behalf of the Company in furtherance of the interests of the Company in good faith in reliance upon, and in accordance with, the advice of such legal counsel or accountants will be full justification for any such act or omission, and such Person will be fully protected for such acts and omissions; provided that such legal counsel or accountants were selected with reasonable care by or on behalf of the Company.

(l)          An Indemnified Person shall not be denied indemnification in whole or in part under this Section 5.4 because the Indemnified Person had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(m)          Any liabilities which an Indemnified Person incurs as a result of acting on behalf of the Company (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the Internal Revenue Service, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities indemnifiable under this Section 5.4, to the maximum extent permitted by law.

(n)          The directors and officers of the Manager shall, in the performance of his or her duties, be fully protected in relying in good faith upon the records of the Company and on such information, opinions, reports or statements presented to the Company by any of the officers or employees of the Company or the Manager or by any other Person as to matters the director or officer of the Manager reasonably believes are within such other Person’s professional or expert competence.

(o)          Any amendment, modification or repeal of this Section 5.4 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the liability of or other rights of any Indemnified Person under this Section 5.4 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted and provided such Person became an Indemnified Person hereunder prior to such amendment, modification or repeal.

Section 5.5.          Duties of the Manager and its Officers and Directors.

(a)          Except as otherwise expressly provided in this Agreement or required by the Delaware Act:

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(i)          the duties and obligations owed to the Company by the Manager and its officers and directors shall be the same as the duties and obligations owed to a corporation organized under DGCL by its officers and directors, respectively; and

(ii)         the duties and obligations owed to the Members by the Manager and its officers and directors shall be the same as the duties and obligations owed to the stockholders of a corporation under the DGCL by its officers and directors, respectively.

(b)          The Manager shall have the right to exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it thereunder either directly or by or through its duly authorized officers, and the Manager shall not be responsible for the misconduct or negligence on the part of any such officer duly appointed or duly authorized by the Manager in good faith.

Section 5.6.          Standards of Conduct and Modification of Duties of the Manager. Notwithstanding anything to the contrary herein or under any applicable law, including, without limitation, Section 18-1101(c) of the Delaware Act, the Manager, in exercising its rights hereunder in its capacity as the manager of the Company, shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation (fiduciary or otherwise) to give any consideration to any interest of or factors affecting the Company or any Members, and shall not be subject to any other or different standards imposed by this Agreement, any other agreement contemplated hereby, under the Delaware Act or under any other applicable law or in equity. To the maximum extent permitted by applicable law, the Manager shall not have any duty (including any fiduciary duty) to the Company, the Members or any other Person, including any fiduciary duty associated with self-dealing or corporate opportunities, all of which are hereby expressly waived; provided that this Section 5.6 shall not in any way reduce or otherwise limit the specific obligations of the Manager expressly provided in this Agreement or in any other agreement with the Company and such other obligations, if any, as are required by applicable laws. Notwithstanding the foregoing, nothing contained in this Section 5.6 or elsewhere in this Agreement shall constitute a waiver by any Member of any of its legal rights under applicable U.S. federal securities laws or any other laws whose applicability is not permitted to be contractually waived.

Section 5.7.          Outside Activities. It shall be deemed not to be a breach of any duty (including any fiduciary duty) or any other obligation of any type whatsoever of the Manager or its officers and directors or Affiliates of the Manager or its officers and directors (other than any express obligation contained in any agreement to which such Person and the Company or any Subsidiary of the Company are parties) to engage in outside business interests and activities in preference to or to the exclusion of the Company or in direct competition with the Company; provided the Manager or such officer, director or Affiliate does not engage in such business or activity as a result of or using confidential information provided by or on behalf of the Company to the Manager or such officer, director or Affiliate. Neither the Manager nor its officers and directors shall have any obligation hereunder or as a result of any duty expressed or implied by law to present business opportunities to the Company that may become available to Affiliates of the Manager or its officers and directors.

Section 5.8.          Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Manager and any officer authorized by the Manager to act on behalf of and in the name of the Company has full power and authority to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any authorized contracts on behalf of the Company, and such Person shall be entitled to deal with the Manager or any officer as if it were the Company’s sole party in interest, both legally and beneficially. Each Member hereby waives, to the fullest extent permitted by law, any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Manager or any officer in connection with any such dealing. In no event shall any Person dealing with the Manager or any of its officers or representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expedience of any act or action of the Manager or any officer or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Manager or any officer or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

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Section 5.9.          Certain Conflicts of Interest. Except as may be provided herein or as otherwise addressed by the Company’s conflicts of interest policies, the Company may not engage in any transaction involving a Conflict of Interest without first submitting such transaction to the Independent Representative for approval to determine whether such transaction is fair and reasonable to the Company and the Members; provided, however, that the Company may not purchase investments from Fundrise Lending, LLC, or its Affiliates without a determination by the Independent Representative that such transaction is fair and reasonable to the Company and at a price to the Company that is not materially greater than the cost of the asset to Fundrise Lending, LLC, or its Affiliate, as applicable. The resolution of any Conflict of Interest approved by the Independent Representative shall be conclusively deemed to be fair and reasonable to the Company and the Members and not a breach of any duty hereunder at law, in equity or otherwise. Notwithstanding the above, to the extent required by applicable law, any transaction involving certain Conflicts of Interest shall be subject to review and approval by the Independent Representative.

Section 5.10.         Fees Payable to the Manager or its Affiliates. The Manager or its Affiliates shall be entitled to receive the fees set forth in this Section 5.10. The Manager or its Affiliates, in their sole discretion may defer or waive any fee payable to it under this Agreement.  All or any portion of any deferred fees will be deferred without interest and paid when the Manager determines.

(a)          Asset Management Fee. Asset management fee payable quarterly in arrears equal to an annualized rate of 0.85%, which, beginning on December 31, 2019, will be based on the Company’s NAV, as calculated pursuant to Section 5.12, at the end of each prior semi-annual period (or such other period as determined by the Manager in its sole discretion, but no less frequently than annually), and which cannot exceed an annualized rate of 1.00%. The Manager may, in its sole discretion, waive its asset management fee, in whole or in part. The Manager will forfeit any portion of the asset management fee that it waives. The amount of the asset management fee may vary from time to time, and the Company will publically report any changes in the asset management fee.

(b)          Special Servicing Fee. The Company will reimburse the Manager for actual expenses incurred on the Company’s behalf in connection with the special servicing of non-performing assets. Whether an asset is deemed to be non-performing is in the sole discretion of the Manager.

(c)          Acquisition / Origination Fees. Co-investors, joint-venture, borrower or property-holding entity will pay up to 2.0% of any amounts funded by the Company, the Sponsor or Affiliates of the Sponsor to acquire or originate real estate properties, excluding any acquisition and origination expenses and any debt attributable to such investments. To the extent the Company invests in commercial real estate loans, which is not expected to be the Company’s primary strategy, the borrower will pay up to 2.0% of the amount funded by the Company, the Sponsor or Affiliates of the Sponsor to acquire or originate such commercial real estate loans.

(d)          Disposition Fees. The Company will reimburse the Manager for actual expenses incurred on the Company’s behalf in connection with the liquidation of equity investments in real estate, and the Company will pay up to 1.5% of the gross proceeds from such sale if the Manager is acting as the real estate developer or is engaged by the developer to sell the project. Whether to liquidate an equity investment in real estate is in the sole discretion of the Manager.

(e)          Construction and Development Fees. A construction oversight and development management fee of 5.0% of the total development costs, excluding property; however, the Company does not intend to charge such development management fee unless it is net of the fee being charged by the developer of the project.  The Manager may, in its sole discretion, waive the development management fee, in whole or in part. The Manager will forfeit any portion of the development management fee that is waived.

Section 5.11.         Reimbursement of Expenses. The Company shall pay or reimburse the Manager and its Affiliates for the following:

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(a)          Formation Expenses. All third party charges and out-of-pocket costs and expenses (collectively, “Formation Expenses”) incurred by the Company, the Manager and its Affiliates in connection with the formation of the Company, the offering of Shares, and the admission of investors in the Company, including, without limitation, travel, legal, accounting, filing, advertising and all other expenses incurred in connection with the offer and sale of interests in the Company. Reimbursement shall be made, without interest, to the Manager beginning on the date of the Initial Offering for Formation Expenses incurred both before and after that date.  Reimbursement payments will be made in monthly installments, but the aggregate monthly amount reimbursed shall not exceed 0.50% of the aggregate gross proceeds from an Offering. If the sum of the total unreimbursed amount of such Formation Expenses, plus new costs incurred since the last reimbursement payment, exceeds the reimbursement limit described above for the applicable monthly installment, the excess will be eligible for reimbursement in subsequent months (subject to the 0.50% limit), calculated on an accumulated basis, until the Manager has been reimbursed in full.

(b)          Operating Expenses. All third party charges and out-of-pocket costs and expenses incurred by the Manager or its Affiliate that are related to the operations of the Company, including, without limitation, those related to:

(i)          forming and operating Subsidiaries;

(ii)         the investigation of investment opportunities, whether or not consummated, and whether incurred before or after the formation of the Company;

(iii)        the acquisition, ownership, management, financing, hedging of interest rates on financings, or sale of investments;

(iv)        meetings with or reporting to Members;

(v)         accounting, auditing, research, consulting, tax return preparation, financial reporting, and legal services, risk management services and insurance, including without limitation to protect the Company, the Manager, its Affiliates, and Members in connection with the performance of activities related to Company;

(vi)        the Company’s indemnification of the Indemnified Parties pursuant to this Agreement;

(vii)       litigation;

(viii)      borrowings of the Company;

(ix)         liquidating the Company;

(x)          any taxes, fees or other governmental charges levied against the Company and all expenses incurred in connection with any tax audit, investigation, settlement or review of the Company;

(xi)         travel costs associated with investigating and evaluating investment opportunities (whether or not consummated) or making, monitoring, managing or disposing of investments; and

(xii)        the costs of any third parties retained to provide services to Company.

In addition to the foregoing, the Company will reimburse the Manager for actual expenses incurred on the Company’s behalf in connection with the special servicing of non-performing assets. Whether an asset is deemed to be non-performing is in the sole discretion of the Manager.

 The Company shall not be required to pay, and the Manager shall not be entitled to reimbursement for:

(iii)        ordinary and usual office overhead expenses of the Manager or any of its Affiliates (including rent, etc.);

(iv)        salaries or other compensation of the employees of the Manager or any of its Affiliate; or

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(v)         expenses of the Manager’s or any of its Affiliate’s registration as an investment adviser or other compliance with the U.S. Investment Advisers Act of 1940, as amended, or any corresponding state law.

It is acknowledged that, concurrently with the formation of the Company, the Manager may form other investment vehicles that will have similar investment strategies to the Company. Formation Expenses of the Company and corresponding expenses relating to such vehicles shall be allocated among the Company and such vehicles in such manner as the Manager deems equitable. Generally, expenses that relate to a particular investment will be borne by the investment vehicle directly making that investment so that other participating investment vehicles bear their pro rata shares, although the Manager may allocate them pro rata among such entities. Generally, expenses that relate only to a particular investment vehicle shall be allocated to such investment vehicle. Each Member other than Affiliates of the Manager shall be solely responsible for all costs and expenses incurred by such Member in considering and maintaining an investment in the Company, including any legal, accounting, advisory or other costs.

Section 5.12.         Semi-Annual Determination of Net Asset Value. At the end of each semi-annual period, or such other period as determined by the Manager in its sole discretion, but no less frequently than annually, beginning December 31, 2019, the Sponsor’s internal accountants and asset management team will calculate the Company’s NAV per share using a process that reflects

(1)         estimated values of each of commercial real estate assets and investments, as determined by such asset management team, including related liabilities, based upon

(a)          market capitalization rates, comparable sales information, interest rates, net operating income;

(b)          with respect to debt, default rates, discount rates and loss severity rates;

(c)          for properties that have development or value add plans, progress along such development or value add plan; and

(d)          in certain instances reports of the underlying real estate provided by an independent valuation expert;

(2)         the price of liquid assets for which third party market quotes are available;

(3)         accruals of periodic distributions; and

(4)         estimated accruals of operating revenues and expenses. For joint venture or direct equity investments, the Sponsor primarily relies on discounted cash flow method. The Market Price per Share for a given semi-annual period shall be determined by dividing the Company’s NAV at the end of such period by the number of Common Shares Outstanding as of the end of such period, prior to giving effect to any share purchases or redemptions to be effected for such period.

The Manager may, in its discretion, retain an independent valuation expert to provide annual valuations of the commercial real estate assets and investments, including related liabilities, to be set forth in individual appraisal reports of the underlying real estate, and to update such reports if the Manager, in its discretion, determines that a material event has occurred the may materially affect the value of the Company’s commercial real estate assets and investments, including related liabilities.

Article VI

BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 6.1.          Records and Accounting. The Manager shall keep or cause to be kept at the principal office of the Company appropriate books and records with respect to the business of the Company, including all books and records necessary to provide to the Members any information required to be provided pursuant to this Agreement. Any books and records maintained by or on behalf of the Company in the regular course of its business, including the record of the Members, books of account and records of Company proceedings, may be kept on, or be in the form of, computer disks, hard drives, punch cards, magnetic tape, photographs, micrographics or any other information storage device; provided, that the books and records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Company shall be maintained, for tax and financial reporting purposes, on an accrual basis in accordance with U.S. GAAP.

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Section 6.2.          Fiscal Year. The fiscal year of the Company for tax and financial reporting purposes shall be a calendar year ending December 31.

Section 6.3.          Reports. The Manager shall cause the Company to prepare an annual report and deliver it to Members within 120 days after the end of each fiscal year. Such requirement may be satisfied by the Company through any annual reports otherwise required to be publicly filed by the Company pursuant to applicable securities laws.

Article VII

TAX MATTERS

Section 7.1.          Qualifying and Maintaining Qualification as a REIT. From the effective date of the Company’s election to qualify as a REIT until the Restriction Termination Date (as defined in Article XIII) of the Company, the Manager and its officers shall take such action from time to time as the Manager determines is necessary or appropriate in order to maintain the Company’s qualification as a REIT; provided, however, if the Manager determines that it is no longer in the best interests of the Company to continue to be qualified as a REIT, the Manager may authorize the Company to revoke or otherwise terminate its REIT election pursuant to Section 856(g) of the Code. It is intended that the Company will elect to be treated as a corporation that will elect to be taxed as a REIT prior to the Initial Date (as defined in Article XIII) of the Company until the Restriction Termination Date of the Company.

Article VIII

DISSOLUTION, TERMINATION AND LIQUIDATION

Section 8.1.          Dissolution and Termination. The Company shall not be dissolved by the admission of Substitute Members or Additional Members. The Company shall dissolve, and its affairs shall be wound up, upon:

(a)          an election to dissolve the Company by the Manager (or, if the Manager has been removed for “cause” pursuant to Section 5.2, an election to dissolve the Company by an affirmative vote of the holders of not less than a majority of the Common Shares then Outstanding entitled to vote thereon);

(b)          the sale, exchange or other disposition of all or substantially all of the assets and properties of the Company;

(c)          the entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Delaware Act; or

(d)          at any time that there are no members of the Company, unless the business of the Company is continued in accordance with the Delaware Act.

Section 8.2.          Liquidator. Upon dissolution of the Company, the Manager shall select one or more Persons to act as Liquidator.

In the case of a dissolution of the Company:

(i)          the Liquidator (if other than the Manager) shall be entitled to receive such compensation for its services as may be separately approved by the affirmative vote of the holders of not less than a majority of the Common Shares then Outstanding entitled to vote on such liquidation;

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(ii)         the Liquidator (if other than the Manager) shall agree not to resign at any time without 15 days’ prior notice and may be removed at any time, with or without cause, by notice of removal separately approved by the affirmative vote of the holders of not less than a majority of the Common Shares then Outstanding entitled to vote on such liquidation;

(iii)        upon dissolution, death, incapacity, removal or resignation of the Liquidator, a successor and substitute Liquidator (who shall have and succeed to all rights, powers and duties of the original Liquidator) shall within 30 days thereafter be separately approved by the affirmative vote of the holders of not less than a majority of the Common Shares then Outstanding entitled to vote on such liquidation.

The right to approve a successor or substitute Liquidator in the manner provided herein shall be deemed to refer also to any such successor or substitute Liquidator approved in the manner herein provided. Except as expressly provided in this Article VIII, the Liquidator approved in the manner provided herein shall have and may exercise, without further authorization or consent of any of the parties hereto, all of the powers conferred upon the Manager and its officers under the terms of this Agreement (but subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers) necessary or appropriate to carry out the duties and functions of the Liquidator hereunder for and during the period of time required to complete the winding up and liquidation of the Company as provided for herein. In the case of a termination of the Company, other than in connection with a dissolution of the Company, the Manager shall act as Liquidator.

Section 8.3.          Liquidation of the Company. In connection with the liquidation of the Company, the Liquidator shall proceed to dispose of the Company’s assets, discharge its liabilities, and otherwise wind up its affairs in such manner and over such period as determined by the Liquidator, subject to Sections 18-215 and 18-804 of the Delaware Act, the terms of any Share Designation (if any) and the following:

(a)          Subject to Section 8.3(c), the assets may be disposed of by public or private sale or by distribution in kind to one or more Members on such terms as the Liquidator and such Member or Members may agree. If any property is distributed in kind, the Member receiving the property shall be deemed for purposes of Section 8.3(c) to have received cash equal to its fair market value; and contemporaneously therewith, appropriate cash distributions must be made to the other Members. Notwithstanding anything to the contrary contained in this Agreement and subject to Section 8.3(c), the Members understand and acknowledge that a Member may be compelled to accept a distribution of any asset in kind from the Company despite the fact that the percentage of the asset distributed to such Member exceeds the percentage of that asset which is equal to the percentage in which such Member shares in distributions from the Company. The Liquidator may defer liquidation or distribution of the Company’s assets for a reasonable time if it determines that an immediate sale or distribution of all or some of the assets would be impractical or would cause undue loss to the Members. The Liquidator may distribute the Company’s assets, in whole or in part, in kind if it determines that a sale would be impractical or would cause undue loss to the Members.

(b)          Liabilities of the Company include amounts owed to the Liquidator as compensation for serving in such capacity (subject to the terms of Section 8.2) and amounts to Members otherwise than in respect of their distribution rights under Article IV. With respect to any liability that is contingent, conditional or unmatured or is otherwise not yet due and payable, the Liquidator shall either settle such claim for such amount as it thinks appropriate or establish a reserve of cash or other assets to provide for its payment. When paid, any unused portion of the reserve shall be applied to other liabilities or distributed as additional liquidation proceeds.

(c)          Subject to the terms of any Share Designation (including, without limitation, the preferential rights, if any, of holders of any other class of Shares of the Company), all property and all cash in excess of that required to discharge liabilities as provided in Section 8.3(b) shall be distributed to the holders of the Common Shares of the Company on an equal per-Share basis.

Section 8.4.          Cancellation of Certificate of Formation. Upon the completion of the distribution of Company cash and property in connection the dissolution of the Company, the Certificate of Formation and all qualifications of the Company as a foreign limited liability company in jurisdictions other than the State of Delaware shall be canceled and such other actions as may be necessary to terminate the Company shall be taken.

Section 8.5.          Return of Contributions. Neither the Sponsor, the Manager, nor any of their officers, directors or Affiliates will be personally liable for, or have any obligation to contribute or loan any monies or property to the Company to enable it to effectuate, the return of the Capital Contributions of the Members, or any portion thereof, it being expressly understood that any such return shall be made solely from Company assets.

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Section 8.6.          Waiver of Partition. To the maximum extent permitted by law, each Member hereby waives any right to partition of the Company property.

Article IX

AMENDMENT OF AGREEMENT

Section 9.1.          General. Except as provided in Section 9.2, Section 9.4, or in any Share Designation, if any, this Agreement may be amended from time to time by the Manager in its sole discretion; provided, however, that such amendment shall also require the affirmative vote or consent of the Manager and the holders of a majority of the then issued and Outstanding Common Shares if such amendment:

(i)          affects the Members disproportionately; or

(ii)         materially and adversely affects the rights of the Members.

If the Manager desires to amend any provision of this Agreement in a manner that would require the vote or consent of Members, then it shall first adopt a resolution setting forth the amendment proposed, declaring its advisability, and then:

(a)          call a special meeting of the Members entitled to vote in respect thereof for the consideration of such amendment; or

(b)          seek the written consent of the Members in accordance with Section 11.6.

Amendments to this Agreement may be proposed only by or with the consent of the Manager. Such special meeting shall be called and held upon notice in accordance with Article XI of this Agreement. The notice shall set forth such amendment in full or a brief summary of the changes to be effected thereby, as the Manager shall deem advisable. At the meeting, a vote of Members entitled to vote thereon shall be taken for and against the proposed amendment. A proposed amendment shall be effective upon its approval by the affirmative vote of the holders of not less than a majority-in-interest of the Common Shares of the Company then Outstanding, voting together as a single class, unless a greater percentage is required under this Agreement or by Delaware law.

Section 9.2.           Super-Majority Amendments. Notwithstanding Section 9.1, any alteration or amendment to this Section 9.2 or Section 5.2 that:

(i)          affects the Members disproportionately; or

(ii)         materially and adversely affects the rights of the Members, will require the affirmative vote or consent of the Manager and the holders of Outstanding Common Shares of the Company representing at least two-thirds of the total votes that may be cast by all such Outstanding Common Shares, voting together as a single class.

Section 9.3.          Amendments to be Adopted Solely by the Manager. Without in any way limiting Section 9.1, the Manager, without the approval of any Member, may amend any provision of this Agreement, and execute, swear to, acknowledge, deliver, file and record whatever documents may be required in connection therewith, to reflect the following (and any such amendment shall not be deemed to either affect the Members disproportionately or materially and adversely affect the rights of the Members):

(a)          a change in the name of the Company, the location of the principal place of business of the Company, the registered agent of the Company or the registered office of the Company;

(b)          the admission, substitution, withdrawal or removal of Members in accordance with this Agreement;

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(c)          a change that the Manager determines to be necessary or appropriate to qualify or continue the qualification of the Company as a limited liability company under the laws of any state or to ensure that the Company will continue to qualify as a REIT for U.S. federal income tax purposes;

(d)          a change that, in the sole discretion of the Manager, it determines:

(i)          does not adversely affect the Members (including adversely affecting the holders of any particular class or series of Shares as compared to other holders of other classes or series of Shares, if any classes or series are established) in any material respect;

(ii)         to be necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute (including the Delaware Act);

(iii)        to be necessary, desirable or appropriate to facilitate the trading of the Shares or comply with any rule, regulation, guideline or requirement of any National Securities Exchange on which Shares may be listed for trading, compliance with any of which the Manager deems to be in the best interests of the Company and the Members;

(iv)        to be necessary or appropriate in connection with action taken by the Manager pursuant to Section 3.8; or

(v)         is required to effect the intent expressed in any Offering Document or the intent of the provisions of this Agreement or is otherwise contemplated by this Agreement;

(e)          a change in the fiscal year or taxable year of the Company and any other changes that the Manager determines to be necessary or appropriate as a result of a change in the fiscal year or taxable year of the Company;

(f)          an amendment that the Manager determines, based on the advice of counsel, to be necessary or appropriate to prevent the Company, the Manager, the Sponsor or their officers, trustees or agents from in any manner being subjected to the provisions of the Investment Company Act, the Investment Advisers Act of 1940, as amended, or “plan asset” regulations adopted under ERISA, regardless of whether such are substantially similar to plan asset regulations currently applied or proposed by the United States Department of Labor;

(g)          an amendment that the Manager determines to be necessary or appropriate in connection with the issuance of any additional Common Shares, the authorization, establishment, creation or issuance of any class or series of Shares (including, without limitation, any class or series of Preferred Shares issued in connection with the Company’s qualification as a REIT for U.S. federal income tax purposes) and the admission of Additional Members;

(h)          an amendment that the Manager determines to be necessary or appropriate to reflect and account for the formation by the Company of, or investment by the Company in, any corporation, partnership, joint venture, limited liability company or other entity, in connection with the conduct by the Company of activities permitted by the terms of Section 2.4;

(i)          an amendment effected, necessitated or contemplated by a Merger Agreement approved in accordance with Section 10.3;

(j)          a merger, conversion or conveyance pursuant to Section 10.3(d);

(k)          a Roll-Up Transaction pursuant to Section 10.6 (unless Member approval is required in such situation by law or regulations); and

(l)          any other amendments substantially similar to the foregoing or any other amendment expressly permitted in this Agreement to be made by the Manager acting alone;

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Section 9.4.          Certain Amendment Requirements.

(a)          Notwithstanding the provisions of Section 9.1 and Section 9.3, no provision of this Agreement that establishes a percentage of Outstanding Shares required to take any action shall be amended, altered, changed, repealed or rescinded in any respect that would have the effect of reducing such voting percentage unless such amendment is approved by the affirmative vote of holders of Outstanding Shares whose aggregate Outstanding Shares constitute not less than the voting requirement sought to be reduced.

(b)          Notwithstanding the provisions of Section 9.1 and Section 9.3, but subject to Section 9.2, no amendment to this Agreement may:

(i)          enlarge the obligations of any Member without its consent, unless such shall be deemed to have occurred as a result of an amendment approved pursuant to Section 9.3(c);

(ii)         change Section 8.1(a);

(iii)        change the term of the Company; or,

(iv)        except as set forth in Section 8.1(a), give any Person the right to dissolve the Company.

Article X

MERGER, CONSOLIDATION OR CONVERSION

 Section 10.1.          Authority. The Company may merge or consolidate with one or more limited liability companies or “other business entities” as defined in Section 18-209 of the Delaware Act, or convert into any such entity, whether such entity is formed under the laws of the State of Delaware or any other state of the United States of America, pursuant to a written agreement of merger or consolidation (“Merger Agreement”) or a written plan of conversion (“Plan of Conversion”), as the case may be, in accordance with this Article X.

Section 10.2.          Procedure for Merger, Consolidation or Conversion. A merger, consolidation or conversion of the Company pursuant to this Article X requires the prior approval of the Manager.

(a)          If the Manager shall determine to consent to the merger or consolidation, the Manager shall approve the Merger Agreement, which shall set forth:

(i)          the names and jurisdictions of formation or organization of each of the business entities proposing to merge or consolidate;

(ii)         the name and jurisdiction of formation or organization of the business entity that is to survive the proposed merger or consolidation (the “Surviving Business Entity”);

(iii)        the terms and conditions of the proposed merger or consolidation;

(iv)        the manner and basis of exchanging or converting the rights or securities of, or interests in, each constituent business entity for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity; and if any rights or securities of, or interests in, any constituent business entity are not to be exchanged or converted solely for, or into, cash, property, rights, or securities of or interests in, the Surviving Business Entity, the cash, property, rights, or securities of or interests in, any limited liability company or other business entity which the holders of such rights, securities or interests are to receive, if any;

(v)         a statement of any changes in the constituent documents or the adoption of new constituent documents (the certificate of formation or limited liability company agreement, articles or certificate of incorporation, articles of trust, declaration of trust, certificate or agreement of limited partnership or other similar charter or governing document) of the Surviving Business Entity to be effected by such merger or consolidation;

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(vi)        the effective time of the merger or consolidation, which may be the date of the filing of the certificate of merger or consolidation pursuant to Section 10.4 or a later date specified in or determinable in accordance with the Merger Agreement (provided, that if the effective time of the merger or consolidation is to be later than the date of the filing of the certificate of merger or consolidation, the effective time shall be fixed no later than the time of the filing of the certificate of merger or consolidation or the time stated therein); and

(vii)       such other provisions with respect to the proposed merger or consolidation that the Manager determines to be necessary or appropriate.

(b)          If the Manager shall determine to consent to the conversion, the Manager may approve and adopt a Plan of Conversion containing such terms and conditions that the Manager determines to be necessary or appropriate.

(c)          The Members hereby acknowledge and agree that they shall have no right or opportunity to approve a merger, consolidation, conversion, sale of substantially all assets or other significant transaction involving the Company authorized and approved by the Manager, unless required by applicable laws or regulations.

Section 10.3.          No Dissenters’ Rights of Appraisal. Members are not entitled to dissenters’ rights of appraisal in the event of a merger, consolidation or conversion pursuant to this Article X, a sale of all or substantially all of the assets of all the Company or the Company’s Subsidiaries, or any other similar transaction or event.

Section 10.4.          Certificate of Merger or Conversion. Upon the required approval by the Manager of a Merger Agreement or a Plan of Conversion, as the case may be, a certificate of merger or certificate of conversion, as applicable, shall be executed and filed with the Secretary of State of the State of Delaware in conformity with the requirements of the Delaware Act.

Section 10.5.          Effect of Merger. At the effective time of the certificate of merger:

(a)          all of the rights, privileges and powers of each of the business entities that has merged or consolidated, and all property, real, personal and mixed, and all debts due to any of those business entities shall be vested in the Surviving Business Entity and after the merger or consolidation shall be the property of the Surviving Business Entity and all other things and causes of action belonging to each of those business entities, shall be vested in the Surviving Business Entity to the extent they were of each constituent business entity.

(b)          the title to any real property vested by deed or otherwise in any of those constituent business entities shall not revert and is not in any way impaired because of the merger or consolidation;

(c)          all rights of creditors and all liens on or security interests in property of any of those constituent business entities shall be preserved unimpaired; and

(d)          all debts, liabilities and duties of those constituent business entities shall attach to the Surviving Business Entity and may be enforced against it to the same extent as if the debts, liabilities and duties had been incurred or contracted by it.

Section 10.6.          Roll-Up Transaction or Public Listing. The Manager may at any time in its discretion cause the Company to:

(a)          enter into a transaction or series of related transactions designed to cause all or a portion of the Company’s assets and properties to be sold, transferred or contributed to, or convert the Company into, one or more alternative vehicles, through consolidation(s), merger(s) or other similar transaction(s) with other companies, some of which may be managed by the Manager, the Sponsor or its Affiliates (a “Roll-Up Transaction”); or

(b)          list the Company’s Shares (or securities issued in connection with any Roll-Up Transaction vehicle) on a national securities exchange.

In connection with a Roll-Up Transaction, Members may receive from the Roll-Up Transaction vehicle cash, stock, securities or other interests or assets of such vehicle, on such terms as the Manager deems fair and reasonable; provided, however, that the Manager shall be required to obtain approval of Members holding a majority of the Outstanding Common Shares if required by applicable laws or regulations. Any cash, stock, securities or other interests or assets received by the Company in a Roll-Up Transaction may be distributed to the Members in liquidation of their interests in the Company.

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Article XI

MEMBERS’ VOTING POWERS AND MEETING

Section 11.1.          Voting. Common Shares shall entitle the Record Holders thereof to one vote per Share on any and all matters submitted to the consent or approval of Members generally. Except as otherwise provided in this Agreement or as otherwise required by law, the affirmative vote of the holders of not less than a majority of the Common Shares then Outstanding shall be required for all such other matters as the Manager, in its sole discretion, determines shall require the approval of the holders of the Outstanding Common Shares.

Section 11.2.          Voting Powers. The holders of Outstanding Shares shall have the power to vote only with respect to such matters, if any, as may be required by this Agreement or the requirements of applicable regulatory agencies, if any. Outstanding Shares may be voted in person or by proxy. A proxy with respect to Outstanding Shares, held in the name of two or more Persons, shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Company receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Member shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 11.3.          Meetings. No annual or regular meeting of Members is required. Special meetings of Members may be called by the Manager from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Members as herein provided or upon any other matter deemed by the Manager to be necessary or desirable. Written notice of any meeting of Members shall be given or caused to be given by the Manager in any form and at any time before the meeting as the Manager deems appropriate. Any Member may prospectively or retroactively waive the receipt of notice of a meeting.

Section 11.4.          Record Dates. For the purpose of determining the Members who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any distribution, or for the purpose of any other action, the Manager may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the dissolution of the Company), as the Manager may determine; or without closing the transfer books the Manager may fix a date and time not more than ninety (90) days prior to the date of any meeting of Members or other action as the date and time of record for the determination of Members entitled to vote at such meeting or any adjournment thereof or to be treated as Members of record for purposes of such other action, and any Member who was a Member at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action, even though he or she has since that date and time disposed of his or her Shares, and no Member becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Member of record for purposes of such other action.

Section 11.5.          Quorum and Required Vote. The holders of a majority of the Shares entitled to vote on any matter shall be a quorum for the transaction of business at a Members’ meeting, but twenty-five percent (25%) shall be sufficient for adjournments. Any adjourned session or sessions may be held, within a reasonable time after the date set for the original meeting without the necessity of further notice. A majority of the Shares entitled to vote on any matter voted at a meeting at which a quorum is present shall decide any matters presented at the meeting, except when a different vote is required or permitted by any express provision of this Agreement.

Section 11.6.          Action by Written Consent. Any action taken by Members may be taken without a meeting if Members entitled to cast a sufficient number of votes to approve the matter as required by statute or this Agreement, as the case may be consent to the action in writing. Such written consents shall be filed with the records of the meetings of Members. Such consent shall be treated for all purposes as a vote taken at a meeting of Members and shall bind all Members and their successors or assigns.

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Section 11.7.          Classes and Series. The references in this Article XI to meetings, quorum, voting and actions by written consent (and any related matters) of Members shall be understood to apply separately to individual classes or series of Members where the context requires.

Article XII

GENERAL PROVISIONS

Section 12.1.          Addresses and Notices. Any notice, demand, request, report or proxy materials required or permitted to be given or made to a Member under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail, electronic mail or by other means of written communication to the Member at the address described below. Any notice, payment or report to be given or made to a Member hereunder shall be deemed conclusively to have been given or made, and the obligation to give such notice or report or to make such payment shall be deemed conclusively to have been fully satisfied, upon sending of such notice, payment or report to the Record Holder of such Shares at his or her address (including email address) as shown on the records of the Company (or the Transfer Agent, if any), regardless of any claim of any Person who may have an interest in such Shares by reason of any assignment or otherwise. An affidavit or certificate of making of any notice, payment or report in accordance with the provisions of this Section 12.1 executed by the Company, the Transfer Agent (if any) or the mailing organization shall be prima facie evidence of the giving or making of such notice, payment or report. If any notice, payment or report addressed to a Record Holder at the address of such Record Holder appearing on the books and records of the Company (or the Transfer Agent, if any) is returned by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver it, or is returned by the email server with a message indicating that the email server is unable to deliver the email, such notice, payment or report and any subsequent notices, payments and reports shall be deemed to have been duly given or made without further mailing or emailing (until such time as such Record Holder or another Person notifies the Company (or the Transfer Agent, if any) of a change in his address (including email address)) if they are available for the Member at the principal office of the Company for a period of one year from the date of the giving or making of such notice, payment or report to the other Members. Any notice to the Company shall be deemed given if received by the Manager at the principal office of the Company designated pursuant to Section 2.3 or at the Company’s principal email address for Member communications, investments@fundrise.com. The Manager and its officers may rely and shall be protected in relying on any notice or other document from a Member or other Person if believed by it to be genuine.

Section 12.2.          Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 12.3.          Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 12.4.          Integration. This Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

Section 12.5.          Creditors. None of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Company.

Section 12.6.          Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach of any other covenant, duty, agreement or condition.

Section 12.7.          Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute an agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto or, in the case of a Person acquiring a Share, upon the execution of the subscription documents of such Share, and the acceptance of such subscription by the Manager.

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Section 12.8.          Applicable Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without regard to principles of conflict of laws. Each Member:

(i)          irrevocably submits to the non-exclusive jurisdiction and venue of any Delaware state court or U.S. federal court sitting in Wilmington, Delaware in any action arising out of this Agreement; and

(ii)         consents to the service of process by mail. Nothing herein shall affect the right of any party to serve legal process in any manner permitted by law or affect its right to bring any action in any other court.

Section 12.9.          Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 12.10.         Consent of Members. Each Member hereby expressly consents and agrees that, whenever in this Agreement it is specified that an action may be taken upon the affirmative vote or consent of less than all of the Members, such action may be so taken upon the concurrence of less than all of the Members and each Member shall be bound by the results of such action.

Section 12.11.         Facsimile and Electronic Signatures. The use of facsimile or other electronic signatures affixed in the name and on behalf of the Transfer Agent, if any, on certificates or other documents (if uncertificated) representing Shares is expressly permitted by this Agreement.

Section 12.12.         Assignment. This Agreement may not be assigned within the meaning of the Investment Advisers Act of 1940, as amended, by either the Company or the Manager without the prior written consent of the other party. The Company acknowledges and agrees that transactions that do not result in a change of actual control or management of the Manager shall not be considered an assignment pursuant to Rule 202(a)(1)-1 under the Investment Advisers Act of 1940, as amended, and/or relevant state law.

Section 12.13.         Arbitration.

(a)          Any party to this Agreement may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this Section 12.13 (this “Arbitration Provision”). The arbitration shall be conducted in the Washington D.C. metro area. As used in this Arbitration Provision, “Claim” (or in the plural, “Claims”) shall include any past, present, or future claim, dispute, or controversy involving a Member (or persons claiming through or connected with a Member), on the one hand, and the Company (or persons claiming through or connected with the Company), on the other hand, relating to or arising out of the subscription agreement, any Common Shares, the Fundrise Platform, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of sub-section (e) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. This Arbitration Provision applies to claims under the US federal securities laws and to all claims that that are related to the Company, including with respect to this offering, the Company’s holdings (including the holdings of any Subsidiary), the Common Shares, the Company’s ongoing operations and the management of the Company’s investments, among other matters. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

(b)           The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply.

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(c)          If the Company elects arbitration, the Company shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If a Member elects arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. The Company shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or a Member requests that the Company pay them and the Company agrees to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives a Member the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein.

(d)          Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(e)          The Company agrees not to invoke the right to arbitrate an individual Claim that a Member may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

(f)          Unless otherwise provided in this Agreement or consented to in writing by all parties to the arbitration, no party to the arbitration may join, consolidate, or otherwise bring claims for or on behalf of two or more individuals or unrelated corporate entities in the same arbitration unless those persons are parties to a single transaction. Unless consented to in writing by all parties to the arbitration, an award in arbitration shall determine the rights and obligations of the named parties only, and only with respect to the claims in arbitration, and shall not:

(i)          determine the rights, obligations, or interests of anyone other than a named party, or resolve any Claim of anyone other than a named party; or

(ii)         make an award for the benefit of, or against, anyone other than a named party. No administrator or arbitrator shall have the power or authority to waive, modify, or fail to enforce this sub-section (f), and any attempt to do so, whether by rule, policy, arbitration decision or otherwise, shall be invalid and unenforceable. Any challenge to the validity of this sub-section (f) shall be determined exclusively by a court and not by the administrator or any arbitrator.

(g)          This Arbitration Provision is made pursuant to a transaction involving interstate commerce and shall be governed by and enforceable under the FAA. The arbitrator will apply substantive law consistent with the FAA and applicable statutes of limitations. The arbitrator may award damages or other types of relief permitted by applicable substantive law, subject to the limitations set forth in this Arbitration Provision. The arbitrator will not be bound by judicial rules of procedure and evidence that would apply in a court. The arbitrator shall take steps to reasonably protect confidential information.

(h)          This Arbitration Provision shall survive:

(i)          suspension, termination, revocation, closure, or amendments to this Agreement and the relationship of the parties;

(ii)         the bankruptcy or insolvency of any party hereto or other party; and

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(iii)        any transfer of any loan or Common Share or any amounts owed on such loans or notes, to any other party.

If any portion of this Arbitration Provision other than sub-section (e) is deemed invalid or unenforceable, the remaining portions of this Arbitration Provision shall nevertheless remain valid and in force. If arbitration is brought on a class, representative, or collective basis, and the limitations on such proceedings in sub-section (e) are finally adjudicated pursuant to the last sentence of sub-section (e) to be unenforceable, then no arbitration shall be had. In no event shall any invalidation be deemed to authorize an arbitrator to determine Claims or make awards beyond those authorized in this Arbitration Provision.

Section 12.14.         Waiver of Court & Jury Rights. THE PARTIES ACKNOWLEDGE THAT THEY HAVE A RIGHT TO LITIGATE CLAIMS THROUGH A COURT BEFORE A JUDGE, BUT WILL NOT HAVE THAT RIGHT IF ANY PARTY ELECTS ARBITRATION PURSUANT TO THIS ARBITRATION PROVISION. THE PARTIES HEREBY KNOWINGLY AND VOLUNTARILY WAIVE THEIR RIGHTS TO LITIGATE SUCH CLAIMS IN A COURT UPON ELECTION OF ARBITRATION BY ANY PARTY. THE PARTIES HERETO WAIVE A TRIAL BY JURY IN ANY LITIGATION RELATING TO THIS AGREEMENT, THE COMMON SHARES, OR ANY OTHER AGREEMENTS RELATED THERETO.

Section 12.15.         Limitation on Damages. IN NO EVENT SHALL THE COMPANY BE LIABLE TO A MEMBER FOR ANY LOST PROFITS OR SPECIAL, CONSEQUENTIAL OR PUNITIVE DAMAGES, EVEN IF INFORMED OF THE POSSIBILITY OF SUCH DAMAGES. THE FOREGOING SHALL BE INTERPRETED AND HAVE EFFECT TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, RULE OR REGULATION.

Article XIII

RESTRICTIONS ON TRANSFER AND OWNERSHIP OF SHARES

Section 13.1.          Definitions. For the purpose of this Article XIII, the following terms shall have the following meanings:

“Aggregate Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the Outstanding Shares, or such other percentage determined by the Manager in accordance with Section 13.9.

“Beneficial Ownership” shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Sections 856(h)(1) and/or 544 of the Code, as modified by Sections 856(h)(1)(B) and 856(h)(3) of the Code, provided, however, that in determining the number of Shares Beneficially Owned by a Person, no Share shall be counted more than once. Whenever a Person Beneficially Owns Shares that are not actually outstanding (e.g., shares issuable upon the exercise of an option or the conversion of a convertible security) (“Option Shares”), then, whenever this Agreement requires a determination of the percentage of Outstanding Shares Beneficially Owned by such Person, the Option Shares Beneficially Owned by such Person shall also be deemed to be Outstanding. The terms “Beneficial Owner”, “Beneficially Owns” and “Beneficially Owned” shall have the correlative meanings.

“Charitable Beneficiary” shall initially mean the American Red Cross until such time as the Company designates one or more other beneficiaries of the Trust as determined pursuant to Section 13.11(f); provided that each such organization must be described in Section 501(c)(3) of the Code and contributions to each such organization must be eligible for deduction under each of Sections 170(b)(1)(A), 2055 and 2522 of the Code.

“Common Share Ownership Limit” shall mean not more than 9.8 percent (in value or in number of shares, whichever is more restrictive) of the aggregate of the Outstanding Common Shares, or such other percentage determined by the Manager in accordance with Section 13.9.

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“Constructive Ownership” shall mean ownership of Shares by a Person, whether the interest in the Shares is held directly or indirectly (including by a nominee), and shall include interests that would be treated as owned through the application of Section 318(a) of the Code, as modified by Section 856(d)(5) of the Code. The terms “Constructive Owner”, “Constructively Owns” and “Constructively Owned” shall have the correlative meanings.

“Excepted Holder” shall mean a Person for whom an Excepted Holder Limit is created by this Agreement or by the Manager pursuant to Section 13.8.

“Excepted Holder Limit” shall mean, provided that the affected Excepted Holder agrees to comply with any requirements established by the Manager pursuant to Section 13.8 and subject to adjustment pursuant to Section 13.8, the percentage limit established by the Manager pursuant to Section 13.8.

“Initial Date” shall mean the date of the closing of the Initial Offering of the Company.

“Initial Offering” shall mean the first issuance and sale for cash of Common Shares of the Company to any Person other than an Affiliate of the Company pursuant to:

(i)          a public offering registered under the Securities Act; or

(ii)         a private offering or offering qualified, as applicable, in accordance with Rule 144A, Regulation A, Regulation D or Regulation S of the Securities Act.

“Non-Transfer Event” shall mean any event or other changes in circumstances other than a purported Transfer, including, without limitation, any change in the value of any Shares.

“One Hundred Shareholders Date” means the first day on which Shares are beneficially owned by 100 or more Persons within the meaning of Section 856(a)(5) of the Code.

“Ownership Limits” means the Aggregate Share Ownership Limit and the Common Share Ownership Limit.

“Person” shall mean, solely for the purposes of this Article XIII, an individual, corporation, partnership, limited liability company, estate, trust (including a trust qualified under Sections 401(a) or 501(c)(17) of the Code), a portion of a trust permanently set aside for or to be used exclusively for the purposes described in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes a group as that term is used for purposes of Section 13(d)(3) of the Exchange Act and a group to which an Excepted Holder Limit applies.

“Prohibited Owner” shall mean with respect to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 13.2, would Beneficially Own or Constructively Own Shares and, if appropriate in the context, shall also mean any Person who would have been the Record Holder of the Shares that the Prohibited Owner would have so owned.

“Restriction Termination Date” means the first day after the Initial Date on which the Manager determines in accordance with Section 7.1 that it is no longer in the best interests of the Company to continue to qualify as a REIT or that compliance with any of the restriction and limitations on Beneficial Ownership, Constructive Ownership and Transfers of Shares set forth in this Article XIII is no longer required in order for the Company to qualify as a REIT.

“Transfer” shall mean any issuance, sale, transfer, gift, assignment, devise or other disposition, as well as any other event that causes any Person to acquire or change its Beneficial Ownership or Constructive Ownership of Shares or the right to vote or receive distributions on Shares, or any agreement to take any such actions or cause any such events, including:

(a)          the granting or exercise of any option (or any disposition of any option) or entering into any agreement for the sale, transfer or other disposition of Shares (or of Beneficial Ownership or Constructive Ownership of Shares);

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(b)          any disposition of any securities or rights convertible into or exchangeable for Shares or any interest in Shares or any exercise of any such conversion or exchange right; and

(c)          Transfers of interests in other entities that result in changes in Beneficial Ownership or Constructive Ownership of Shares;

in each case, whether voluntary or involuntary, whether owned of record, Constructively Owned or Beneficially Owned and whether by operation of law or otherwise. The terms “Transferring” and “Transferred” shall have the correlative meanings.

“Trust” shall mean any trust provided for in Section 13.11(a).

“Trustee” shall mean the Person that is unaffiliated with the Company or any Prohibited Owner, that is a “United States person” within the meaning of Section 7701(a)(30) of the Code and is appointed by the Company to serve as trustee of the Trust.

Section 13.2.       Ownership Limitations. The provisions of this Article XIII shall be applicable as if the Company was a REIT, even if the Manager has not elected to have the Company qualify as a REIT, and shall remain in full force and effect until prior to the Restriction Termination Date:

(a)          Basic Restrictions.

(i)

(1)         No Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Shares in excess of the Aggregate Ownership Limit;

(2)         no Person, other than an Excepted Holder, shall Beneficially Own or Constructively Own Common Shares in excess of the Common Share Ownership Limit; and

(3)         no Excepted Holder shall Beneficially Own or Constructively Own Shares in excess of the Excepted Holder Limit for such Excepted Holder.

(ii)

(1)         No Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year , unless otherwise allowed under Section 13.8(e)); and

(2)         no Person shall Beneficially Own or Constructively Own Shares to the extent that such Beneficial Ownership or Constructive Ownership of Shares would result in the Company otherwise failing to qualify as a REIT (including, but not limited to, Beneficial Ownership or Constructive Ownership that;

(A)         would result in the Company owning (actually or Constructively) an interest in a tenant that is described in Section 856(d)(2)(B) of the Code; or

(B)         would cause any income of the Company that would otherwise qualify as “rents from real property” for purposes of Section 856(d) of the Code to fail to qualify as such (including, but not limited to, as a result of causing any entity that the Company intends to treat as an “eligible independent contractor” within the meaning of Section 856(d)(9)(A) of the Code to fail to qualify as such), in either case causing the Company to fail to satisfy any of the gross income requirements of Section 856(c) of the Code).

(iii)        During the period commencing on the One Hundred Shareholders Date, any Transfer of Shares that, if effective, would result in the Shares being beneficially owned by fewer than 100 Persons (determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares .

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(b)          Transfer in Trust. If any Transfer of Shares or Non-Transfer Event occurs which, if effective, would result in any Person Beneficially Owning or Constructively Owning Shares in violation of Section 13.2(a)(i) or (ii).

(i)          then that number of Shares the Beneficial Ownership or Constructive Ownership of which otherwise would cause such Person to violate Section 13.2(a)(i) or (ii) (rounded up to the nearest whole share) shall be automatically transferred to a Trust for the benefit of a Charitable Beneficiary, as described in Section 13.11, effective as of the close of business on the Business Day prior to the date of such Transfer or Non-Transfer Event, and such Person (or, if different, the direct or beneficial owner of such Shares) shall acquire no rights in such Shares (and shall be divested of its rights in such Shares); or

(ii)         if the transfer to the Trust described in clause (i) of this sentence would not be effective for any reason to prevent the violation of Section 13.2(a)(i) or (ii), then the Transfer of that number of Shares that otherwise would cause any Person to violate Section 13.2(a)(i) or (ii) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares .

Section 13.3.          Remedies for Breach. If the Manager shall at any time determine in good faith that a Transfer or Non-Transfer Event has taken place that results in a violation of Section 13.2 or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any Shares in violation of Section 13.2 (whether or not such violation is intended), the Manager shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or Non-Transfer Event or otherwise prevent such violation, including, without limitation, causing the Company to redeem shares, refusing to give effect to such Transfer or Non-Transfer Event on the books of the Company or instituting proceedings to enjoin such Transfer or Non-Transfer Event; provided, however, that any Transfer or attempted Transfer or other event in violation of Section 13.2 (or Non-Transfer Event that results in a violation of Section 13.2) shall automatically result in the transfer to the Trust described above, and, where applicable, such Transfer (or Non-Transfer Event) shall be void ab initio as provided above irrespective of any action (or non-action) by the Manager. Nothing herein shall limit the ability of the Manager to grant a waiver as may be permitted under Section 13.8.

Section 13.4.          Notice of Restricted Transfer. Any Person who acquires or attempts or intends to acquire Beneficial Ownership or Constructive Ownership of Shares that will or may violate Section 13.2(a) or any Person who would have owned Shares that resulted in a transfer to the Trust pursuant to the provisions of Section 13.2(b) shall immediately give written notice to the Company of such event or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice, and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event on the Company’s qualification as a REIT.

Section 13.5.          Owners Required To Provide Information. From the Initial Date and prior to the Restriction Termination Date:

(a)          every owner of five percent or more (or such lower percentage as required by the Code or the U.S. Treasury Department regulations promulgated thereunder) of the Outstanding Shares, within 30 days after the end of each taxable year, shall give written notice to the Company stating the name and address of such owner, the number of Shares of each class and series Beneficially Owned and a description of the manner in which such Shares are held. Each such owner shall promptly provide to the Company in writing such additional information as the Company may request in order to determine the effect, if any, of such Beneficial Ownership on the Company’s qualification as a REIT and to ensure compliance with the Ownership Limits; and

(b)          each Person who is a Beneficial Owner or Constructive Owner of Shares and each Person (including the Member of record) who is holding Shares for a Beneficial Owner or Constructive Owner shall promptly provide to the Company in writing such information as the Company may request, in good faith, in order to determine the Company’s qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance.

Section 13.6.          Remedies Not Limited. Subject to Section 7.1, nothing contained in this Article XIII shall limit the authority of the Manager to take such other action as it deems necessary or advisable to protect the Company and the interests of the Members in preserving the Company’s qualification as a REIT.

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Section 13.7.       Ambiguity. In the case of an ambiguity in the application of any of the provisions of this Article XIII, the Manager shall have the power to determine the application of the provisions of this Article XIII with respect to any situation based on the facts known to it. In the event Article XIII requires an action by the Manager and this Agreement fails to provide specific guidance with respect to such action, the Manager shall have the power to determine the action to be taken so long as such action is not contrary to the provisions of this Article XIII. Absent a decision to the contrary by the Manager (which the Manager may make in its sole and absolute discretion), if a Person would have (but for the remedies set forth in Section 13.3) acquired or retained Beneficial Ownership or Constructive Ownership of Shares in violation of Section 13.2, such remedies (as applicable) shall apply first to the Shares which, but for such remedies, would have been Beneficially Owned or Constructively Owned (but not actually owned) by such Person, pro rata among the Persons who actually own such Shares based upon the relative number of the Shares held by each such Person.

Section 13.8.       Exceptions.

(a)          Subject to Section 13.2(a)(ii), the Manager, in its sole discretion, may exempt (prospectively or retroactively) a Person from the Aggregate Ownership Limit and/or the Common Share Ownership Limit, as the case may be, and may establish or increase an Excepted Holder Limit for such Person if the Manager determines, based on such representations and undertakings as it may require, that:

(i)          subject to Section 13.8(e), such exemption will not cause the Beneficial Ownership or Constructive Ownership of Shares of the Company of any individual (as defined in Section 542(a)(2) of the Code as modified by Section 856(h)(3) of the Code) to violate Section 13.2(a)(ii); and

(ii)         such Person does not and will not Constructively own an interest in a tenant (or a tenant of any entity owned or controlled by the Company) that would cause the Company to own, actually or Constructively, more than a 9.9% interest (as set forth in Section 856(d)(2)(B) of the Code) in such tenant (for this purpose, a tenant from whom the Company (or an entity owned or controlled by the Company) derives (and is expected to continue to derive) a sufficiently small amount of revenue such that, in the opinion of the Manager, rent from such tenant would not adversely affect the Company’s ability to qualify as a REIT shall not be treated as a tenant of the Company).

(b)          Prior to granting any exception pursuant to Section 13.8(a), the Manager may require a ruling from the Internal Revenue Service, or an Opinion of Counsel, in either case in form and substance satisfactory to the Manager in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s qualification as a REIT. Notwithstanding the receipt of any ruling or opinion, the Manager may impose such conditions or restrictions as it deems appropriate in connection with granting such exception or waiver or creating any Excepted Holder Limit.

(c)          Subject to Section 13.2(a)(ii), an underwriter which participates in a public offering or a private placement of Shares (or securities convertible into or exchangeable for Shares ) may Beneficially Own or Constructively Own Shares (or securities convertible into or exchangeable for Shares ) in excess of the Aggregate Ownership Limit, the Common Share Ownership Limit, or both such limits, but only to the extent necessary to facilitate such public offering or private placement.

(d)          The Manager may only reduce the Excepted Holder Limit for an Excepted Holder:

(i)          with the written consent of such Excepted Holder at any time, or

(ii)         pursuant to the terms and conditions of the agreements and undertakings entered into with such Excepted Holder in connection with the establishment of the Excepted Holder Limit for that Excepted Holder. No Excepted Holder Limit shall be reduced to a percentage that is less than the Common Share Ownership Limit or Aggregate Ownership Limit, as applicable.

(e)          Subject to Section 13.2(a)(ii)(2), the Manager, in its sole discretion, may exempt an Excepted Holder from the limitations in Section 13.2(a)(ii)(1) and Section 13.2(a)(i) on Beneficial Ownership and/or Constructive Ownership of Shares that would result in the Company being “closely held” within the meaning of Section 856(h) of the Code (determined without regard to whether the ownership interest is held during the last half of a taxable year), but only during the first taxable year of the Company for which the Company elects to be a REIT under Section 856(c)(1) of the Code and/or during the first half of the Company’s second taxable year for which the Company elects to be treated as a REIT under Section 856(c)(1) of the Code and only to the extent that such Beneficial Ownership and/or Constructive Ownership for such periods does not result in the Company failing to qualify as a REIT.

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Section 13.9.       Increase or Decrease in Aggregate Ownership and Common Share Ownership Limits.

(a)          Subject to Section 13.2(a)(ii), the Manager may from time to time increase or decrease the Common Share Ownership Limit and the Aggregate Ownership Limit; provided, however, that any decreased Common Share Ownership Limit and/or Aggregate Ownership Limit will not be effective for any Person whose percentage ownership in Common Shares or Shares is in excess of such decreased Common Share Ownership Limit and/or Aggregate Ownership Limit until such time as such Person’s percentage of Common Shares or Shares equals or falls below the decreased Common Share Ownership Limit and/or Aggregate Ownership Limit, but any further acquisition of Common Shares or Shares in excess of such percentage ownership of Common Shares or Shares will be in violation of the Common Share Ownership Limit and/or Aggregate Ownership Limit; and provided further, that any increased or decreased Common Share Ownership Limit and/or Aggregate Ownership Limit would not allow five or fewer Persons to Beneficially Own more than 49.9% in value of the Outstanding Shares .

(b)          Prior to increasing or decreasing the Common Share Ownership Limit or the Aggregate Ownership Limit pursuant to Section 13.9(a), the Manager may require such opinions of counsel, affidavits, undertakings or agreements, in any case in form and substance satisfactory to the Manager in its sole discretion, as it may deem necessary or advisable in order to determine or ensure the Company’s qualification as a REIT.

Section 13.10.       Legend. Each certificate for Shares , if certificated, or any written statement of information in lieu of a certificate delivered to a holder of uncertificated Shares shall bear substantially the following legend:

“The shares represented by this certificate are subject to restrictions on Beneficial Ownership and Constructive Ownership and Transfer for the purpose, among others, of the Company’s maintenance of its qualification as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”). Subject to certain further restrictions and except as expressly provided in the Amended and Restated Operating Agreement of Fundrise Growth eREIT 2019, LLC, as may be amended from time to time (the “Operating Agreement”), (i) no Person may Beneficially Own or Constructively Own Common Shares in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the Outstanding Common Shares , unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Shares in excess of 9.8 percent (in value or number of shares, whichever is more restrictive) of the Outstanding Shares , unless such Person is exempt from such limitation or is an Excepted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Shares that would result in the Company being “closely held” under Section 856(h) of the Code (without regard to whether the ownership interest is held during the last half of a taxable year), or otherwise cause the Company to fail to qualify as a REIT; and (iv) any Transfer of Shares that, if effective, would result in the Shares being beneficially owned by less than 100 Persons (as determined under the principles of Section 856(a)(5) of the Code) shall be void ab initio, and the intended transferee shall acquire no rights in such Shares.

Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Shares which causes or will cause a Person to Beneficially Own or Constructively Own Shares in excess or in violation of the above limitations must immediately notify the Company and Transfer Agent (if any) or, in the case of such a proposed or attempted transaction, give at least 15 days prior written notice. If any of the restrictions on transfer or ownership as set forth in (i) through (iii) above are violated, the Shares in excess or in violation of the above limitations will be automatically transferred to a Trustee of a Trust for the benefit of one or more Charitable Beneficiaries. In addition, the Company may redeem Shares upon the terms and conditions specified by the Manager in its sole discretion if the Manager determines that ownership or a Transfer or other event may violate the restrictions described above. Furthermore, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described in (i) through (iii) above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Operating Agreement, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Shares on request and without charge. Requests for such a copy may be directed to the Manager at the Company’s principal office.”

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Instead of the foregoing legend, the certificate or written statement of information delivered in lieu of a certificate, if any, may state that the Company will furnish a full statement about certain restrictions on transferability to a Member on request and without charge.

Section 13.11.       Transfer of Shares in Trust.

(a)          Ownership in Trust. Upon any purported Transfer or other event described in Section 13.2(b) that would result in a transfer of Shares to a Trust, such Shares shall be deemed to have been transferred to the Trustee as trustee of a Trust for the exclusive benefit of one or more Charitable Beneficiaries. Such transfer to the Trustee shall be effective as of the close of business on the Business Day prior to the purported Transfer or other event that results in the transfer to the Trust pursuant to Section 13.2(b). The Trustee shall be appointed by the Company and shall be a Person unaffiliated with the Company and any Prohibited Owner. Each Charitable Beneficiary shall be designated by the Company as provided in Section 13.11(f).

(b)          Status of Shares Held by the Trustee. Shares held by the Trustee shall be issued and Outstanding Shares . The Prohibited Owner shall have no rights in the shares held by the Trustee. The Prohibited Owner shall not benefit economically from ownership of any Shares held in trust by the Trustee, shall have no rights to distributions and shall not possess any rights to vote or other rights attributable to the Shares held in the Trust.

(c)          Distribution and Voting Rights. The Trustee shall have all voting rights and rights to distributions with respect to Shares held in the Trust, which rights shall be exercised for the exclusive benefit of the Charitable Beneficiary. Any distribution paid prior to the discovery by the Company that the Shares have been transferred to the Trustee shall be paid by the recipient of such distribution to the Trustee upon demand and any distribution authorized but unpaid shall be paid when due to the Trustee. Any distribution so paid to the Trustee shall be held in trust for the Charitable Beneficiary. The Prohibited Owner shall have no voting rights with respect to Shares held in the Trust and, subject to Delaware law, effective as of the date that the Shares have been transferred to the Trust, the Trustee shall have the authority (at the Trustee’s sole discretion):

(i)          to rescind as void any vote cast by a Prohibited Owner prior to the discovery by the Company that the Shares have been transferred to the Trustee; and

(ii)         to recast such vote in accordance with the desires of the Trustee acting for the benefit of the Charitable Beneficiary;

provided, however, that if the Company has already taken irreversible limited liability company action, then the Trustee shall not have the authority to rescind and recast such vote. Notwithstanding the provisions of this Article XIII, until the Company has received notification that Shares have been transferred into a Trust, the Company shall be entitled to rely on its share transfer and other Member records for purposes of preparing lists of Members entitled to vote at meetings, determining the validity and authority of proxies and otherwise conducting votes of Members.

(d)          Sale of Shares by Trustee. Within 20 days of receiving notice from the Company that Shares have been transferred to the Trust, the Trustee of the Trust shall sell the Shares held in the Trust to a person, designated by the Trustee, whose ownership of the Shares will not violate the ownership limitations set forth in Section 13.2(a). Upon such sale, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner and to the Charitable Beneficiary as provided in this Section 13.11(d). The Prohibited Owner shall receive the lesser of:

(1)         the price paid by the Prohibited Owner for the Shares or, if the event causing the Shares to be held in the Trust did not involve a purchase of such Shares at Market Price, the Market Price of the Shares on the day of the event causing the Shares to be held in the Trust; and

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(2)         the price per Share received by the Trustee (net of any commissions and other expenses of sale) from the sale or other disposition of the Shares held in the Trust.

The Trustee may reduce the amount payable to the Prohibited Owner by the amount of distributions which have been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 13.11(c). Any net sales proceeds in excess of the amount payable to the Prohibited Owner shall be immediately paid to the Charitable Beneficiary. If, prior to the discovery by the Company that Shares have been transferred to the Trustee, such Shares are sold by a Prohibited Owner, then:

(i)          such Shares shall be deemed to have been sold on behalf of the Trust; and

(ii)         to the extent that the Prohibited Owner received an amount for such Shares that exceeds the amount that such Prohibited Owner was entitled to receive pursuant to this Section 13.11(d), such excess shall be paid to the Trustee upon demand.

(e)          Purchase Right in Shares Transferred to the Trustee. Shares transferred to the Trustee shall be deemed to have been offered for sale to the Company, or its designee, at a price per Share equal to the lesser of:

(i)          the price per Share in the transaction that resulted in such Transfer to the Trust (or, if the event that resulted in the Transfer to the Trust did not involve a purchase of such Shares at Market Price, the Market Price of such Shares on the day of the event that resulted in the Transfer of such Shares to the Trust); and

(ii)         the Market Price on the date the Company, or its designee, accepts such offer.

The Company may reduce the amount payable to the Trustee by the amount of distributions which has been paid to the Prohibited Owner and are owed by the Prohibited Owner to the Trustee pursuant to Section 13.11(c) and may pay the amount of such reduction to the Trustee for the benefit of the Charitable Beneficiary. The Company shall have the right to accept such offer until the Trustee has sold the Shares held in the Trust pursuant to Section 13.11(d). Upon such a sale to the Company, the interest of the Charitable Beneficiary in the Shares sold shall terminate and the Trustee shall distribute the net proceeds of the sale to the Prohibited Owner.

(f)          Designation of Charitable Beneficiaries. By written notice to the Trustee, the Company shall designate one or more nonprofit organizations to be the Charitable Beneficiary of the interest in the Trust such that the Shares held in the Trust would not violate the restrictions set forth in Section 13.2(a) in the hands of such Charitable Beneficiary. Neither the failure of the Company to make such designation nor the failure of the Company to appoint the Trustee before its automatic transfer provided for in Section 13.2(b) shall make such transfer ineffective; provided that the Company thereafter makes such designation and appointment. The designation of a nonprofit organization as a Charitable Beneficiary shall not entitle such nonprofit organization to serve in such capacity and the Company may, in its sole discretion, designate a different nonprofit organization as the Charitable Beneficiary at any time and for any or no reason. Any determination by the Company with respect to the application of this Article XIII shall be binding on each Charitable Beneficiary.

Section 13.12.         Enforcement. The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Article XIII.

Section 13.13.         Non-Waiver. No delay or failure on the part of the Company or its Manager in exercising any right hereunder shall operate as a waiver of any right of the Company or its Manager, as the case may be, except to the extent specifically waived in writing.

Section 13.14.         Severability. If any provision of this Article XIII or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provisions shall be affected only to the extent necessary to comply with the determination of such court.

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IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MANAGER:

FUNDRISE ADVISORS, LLC

By:
Name:
Title:

INITIAL MEMBER:

RISE COMPANIES CORP.

By:
Name:
Title:

[Signature Page to Amended and Restated Operating Agreement of Fundrise Growth eREIT 2019, LLC]